UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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WORLD FUEL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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World Fuel Services

Proxy Statement

2021

Notice of Annual Meeting of Shareholders

9800 Northwest 41st Street, Miami, Florida 33178

Notice of Annual Meeting of Shareholders

DATE AND TIME Friday, May 21, 2021 8:00 a.m., Eastern Time	LOCATION Our meeting will be held in a virtual format only, conducted exclusively via www.virtualshareholdermeeting.com/INT2021.	RECORD DATE Shareholders of record at the close of business on March 24, 2021 are entitled to notice of, and to vote at, the virtual meeting and any adjournment thereof.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
1.	To elect as directors the eight nominees named in the attached proxy statement	“FOR” each Director Nominee
2.	To conduct a non-binding, advisory vote on executive compensation	“FOR”
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2021 fiscal year	“FOR”
4.	To approve the World Fuel Services Corporation 2021 Omnibus Plan	“FOR”

Shareholders will also transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement.

To attend, vote, and submit questions at the 2021 Annual Meeting, please log in to www.virtualshareholdermeeting.com/INT2021 using the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Whether or not you expect to attend the virtual meeting, please vote using the Internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the virtual meeting, revoke their proxy and vote their shares during the virtual meeting.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary

VOTING METHODS

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

INTERNET Visit www.proxyvote.com and follow the instructions. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2020 on or about April 9, 2021.

Our proxy statement and annual report are available online at: www.proxyvote.com

2021 PROXY STATEMENT	1

1	Notice of Annual Meeting of Shareholders
3	Proxy Summary
8	Proxy Statement
9	Proposal No. 1—Election of Directors
	9	Director Nominees
14	Corporate Governance
	14	Board and Committee Governance
	17	Committees of the Board
	23	Director Nomination Process
	25	Sustainability and Corporate Responsibility
	30	Board’s Role in Risk Oversight
	31	Code of Conduct
	31	Review and Approval of Related Person Transactions
	32	Director Compensation and Ownership Guidelines
34	Information Concerning Executive Officers
36	Compensation Discussion and Analysis
	36	Executive Summary
	38	2020 Compensation Highlights
	38	Executive Compensation Philosophy and Objectives
	40	The Compensation-Setting Process
	42	Elements of Compensation
	43	2020 Compensation Program
	46	Determining 2020 Performance Results
	48	Employee Benefits and Executive Perquisites
	49	Agreements with Executives
	49	Equity Grant Practices
	50	Tax and Accounting Implications
	50	Stock Ownership Policies
	51	Derivatives, Hedging and Pledging Transactions
	51	Compensation Committee Report on 2020 Executive Compensation
52	Executive Compensation Tables
	52	Summary Compensation Table
	53	2020 All Other Compensation
	53	Grants of Plan-Based Awards
	54	Outstanding Equity Awards at Fiscal Year-End
	55	2020 Stock Vested
	55	Non-Qualified Deferred Compensation
	56	Potential Payments upon Termination of Employment or Change of Control
	59	Potential Payments Upon Termination Table
	60	CEO Pay Ratio
61	Proposal No. 2—Non Binding, Advisory Vote on Executive Compensation
62	Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm
	62	Fees and Services of PricewaterhouseCoopers LLP
	63	Audit Committee Pre-Approval Policy
	63	Report of the Audit Committee
64	Proposal No. 4—Approval of The 2021 Omnibus Plan
	64	General Plan Information
	66	Important Governance Features and Practices
	67	Summary of the 2021 Plan
	71	Federal Income Tax Consequences of Awards
	73	New Plan Benefits Table
74	Security Ownership of Certain Beneficial Owners and Management
76	Questions and Answers About Our Annual Meeting
79	Other Matters
82	Annex A — 2021 Plan

Index of Frequently Requested Information

Corporate Governance Matters
16	Annual Board and Committee Self-Evaluation
14	Board Leadership Structure
30	Board’s Role in Risk Oversight
17	Committees of the Board
80	Communication with our Board
16	Director Independence
23	Director Nomination Process
33	Director Stock Ownership Guidelines
31	Review and Approval of Related Person Transactions
15	Shareholder Engagement
25	Sustainability and Corporate Responsibility

Executive Compensation Matters
49	Agreements with Executives
43	Annual Incentive Program
43	Base Salary
60	CEO Pay Ratio
40	Evaluating Compensation Program Design Using Compensation Comparison Companies
51	Derivatives, Hedging and Pledging Transactions
42	Elements of Compensation
48	Employee Benefits and Executive Perquisites
49	Equity Grant Practices
38	Executive Compensation Philosophy and Objectives
45	Long-Term Incentive Program
38	Say-on-Pay Vote and Shareholder Engagement
50	Stock Ownership Policies
50	Tax and Accounting Implications

2	WORLD FUEL SERVICES CORPORATION

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2021 Annual Meeting

Date and Time:	Friday, May 21, 2021, at 8:00 a.m. Eastern Time
Place:	Due to the COVID-19 pandemic, our meeting will be held in a virtual format only, conducted exclusively via www.virtualshareholdermeeting.com/INT2021. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person. Shareholders will be able to attend, vote, and submit questions (both before, and during a portion of, the meeting) virtually.
Record Date:	March 24, 2021
Voting:	Each share of common stock outstanding at the close of business on March 24, 2021 has one vote on each matter that is properly submitted for a vote at the annual meeting.

Proposals and Board Recommendation

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)
1.	Election of Directors	FOR each Director Nominee	9
2.	Non-Binding, Advisory Vote on Executive Compensation	FOR	61
3.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Certified Public Accounting Firm for the 2021 fiscal year	FOR	62
4.	Approval of the World Fuel Services Corporation 2021 Omnibus Plan	FOR	64

2021 PROXY STATEMENT	3

Proxy Summary

Board of Directors

Director Nominees

NAME AND PRIMARY OCCUPATION	INDEPENDENT	AGE	DIRECTOR SINCE	COMMITTEE MEMBERSHIP
				A	C	G	S	T
Michael J. Kasbar Chairman, President and Chief Executive Officer World Fuel Services Corporation		64	1995
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC		71	2002
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc		61	2015
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP		62	2020
Richard A. Kassar Vice Chairman Freshpet, Inc.		73	2002
John L. Manley Retired Partner Deloitte & Touche LLP		72	2010
Stephen K. Roddenberry Partner Akerman LLP		72	2006
Paul H. Stebbins Chairman Emeritus World Fuel Services Corporation		64	1995
A – Audit C – Compensation G – Governance S - Sustainability & Corporate Responsibility T - Technology & Operations	Chair
Member

Board Snapshot

4	WORLD FUEL SERVICES CORPORATION

Proxy Summary

Board and Corporate Governance Highlights

We believe that good corporate governance is critical to support our efforts to achieve our performance goals while delivering long-term value to our shareholders, employees, customers and other stakeholders. The following table summarizes certain highlights of our corporate governance practices and policies. For a comprehensive discussion of our corporate governance policies, see the section titled “Corporate Governance”, beginning on page 14 of this proxy statement.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance, and matters of corporate governance and executive compensation.

During 2020, we interacted with 15 of our 25 largest holders of our common stock, representing approximately 55% percent of our outstanding shares.

We believe that these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees.

Recent Governance Actions

Documented and formalized our commitment to Board diversity in our Corporate Governance Guidelines and the Governance Committee charter;
Formed the Sustainability and Corporate Responsibility Committee of the Board in 2020 to oversee our programs, policies, risks and initiatives regarding environmental, health, safety, sustainability, diversity and other social responsibility issues and impacts (collectively, “Sustainability Matters”) on us and our business; and
Became a signatory to the United Nations Global Compact, the world’s largest corporate responsibility initiative established to encourage companies to align strategies and operations with universal principles on human rights, labor, environment and anti-corruption, and to report on the actions being taken to advance these societal goals.

Corporate Governance Practices

The following summarizes certain highlights of our corporate governance practices and policies.

Annual election of directors
100% independent Board committees
7 out of our 8 Board nominees are independent
Director resignation policy for all directors in uncontested elections
Regular shareholder engagement on governance, compensation and other issues of interest to our shareholders
Robust stock ownership guidelines applicable to directors
Independent lead director facilitates and strengthens the Board’s independent oversight
Independent directors meet in executive session without management present
Strong Board oversight of risk management process
Annual Board evaluations and self-assessments
Policies prohibiting hedging of shares by directors
No related person transactions in 2020

2021 PROXY STATEMENT	5

Proxy Summary

2020 Executive Compensation Highlights

The following summary of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders. For a comprehensive discussion of our executive compensation, see the section titled “Compensation Discussion and Analysis”, beginning on page 36 of this proxy statement.

Pay-for-Performance Alignment

We structure our compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. As a result, a significant percentage of the total target compensation for our NEOs in 2020 was a combination of short- and long-term performance-based equity awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price.

TARGET COMPENSATION MIX

Elements of Compensation

The Committee uses a variety of compensation elements to establish individual compensation programs for each of its NEOs.

COMPENSATION ELEMENT		OBJECTIVE
Base Salary		●Provide cash compensation for performing management job responsibilities
Annual Incentive Program	Annual Performance-Related Incentive Awards	●Measure annual performance ●Motivate and reward management’s achievement of financial metrics ●Payout is split between cash and equity to provide a direct link with long-term growth
	Strategic Objective Cash Incentive Awards	●Measure annual performance ●Motivate and reward management’s achievement of strategic goals that contribute to the Company’s long-term growth and operational excellence
Long-Term Performance Equity	Performance Share Plan
●Reward multi-year growth in EPS, as modified by our ROIC
●Provide an overlay to core annual incentive compensation program to reward long-term increases in shareholder value
●Directly align management and shareholder interests

6	WORLD FUEL SERVICES CORPORATION

Proxy Summary

Executive Compensation Practices

WHAT WE DO
Executive compensation program tied to our financial and operating performance and designed to create value for our shareholders, employees, customers and other stakeholders
Use performance measures that are aligned with business objectives
Monitor our compensation programs for risk-taking incentives
Maintain robust stock ownership guidelines applicable to executive officers
Maintain rigorous stock retention requirements applicable to executive officers
Prohibit hedging of shares by executive officers, directors and all other employees
WHAT WE DON’T DO
Executive officers are not eligible for guaranteed bonuses
No tax gross ups
No excessive perquisites
No single-trigger vesting of awards upon a change of control
No repricing of stock options
No liberal share recycling under our equity plan
No liberal definition of “change of control”
No payment of dividends on unvested equity awards

Environmental and Social Highlights

We believe strongly that companies like ours can have a profound impact and as part of our commitment to operating sustainably, we firmly believe in working collaboratively with our suppliers, customers and the communities in which we operate to accelerate the transition to a low-carbon world.

Published our inaugural 2019 Sustainability Report in October 2020, increasing transparency on our continued efforts around key environmental, social and governance areas that are important to our business and stakeholders;
Achieved net zero carbon emissions from our operations for 2019 with the aim of further improving our processes, technologies and efficiencies every day to decarbonize our operations and achieve our long-term sustainability goals;
Selected six United Nations Sustainable Development Goals for our initial focus in areas where we believe we can have the greatest positive impact and create the most value:

Continued the development of our multi-year sustainability and corporate responsibility program designed to identify and prioritize programs, policies, risks and initiatives regarding Sustainability Matters for us and our stakeholders;
Adopted our Health, Safety and Environment Principles, a guiding framework which we believe embodies our philosophies and values for ensuring that we conduct our business in a safe and responsible manner, while engaging with our communities and working to reduce our overall impact on the natural environment;
Issued our Human Rights Statement outlining our strive to upholding human rights through doing business in ways that respect the rights of individuals and complies with the laws and regulations in the countries in which we operate; and
Ensured the safety of our employees and other stakeholders during the COVID-19 pandemic by implementing our business continuity and emergency response plans and maximizing remote work throughout our global offices - with our employees collaborating virtually with our customers, suppliers and each other using the information sharing tools and technology that we have invested in throughout the last several years.

2021 PROXY STATEMENT	7

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 21, 2021

The proxy materials listed below are available to you at www.proxyvote.com. You will need your 16-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

●	our annual report for the fiscal year ended December 31, 2020;
●	our 2021 proxy statement (including all attachments thereto);
●	the proxy card; and
●	any amendments to the foregoing materials that are required to be furnished to shareholders.

Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to our shareholders; and (iii) information concerning voting for these matters at the meeting.

Introduction

This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the “Board”, for the 2021 annual meeting of shareholders, or the “Annual Meeting”. The terms “Company,” “we,” “our” and “us” used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

We are utilizing the Securities and Exchange Commission, or “SEC”, rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 9, 2021, we sent our shareholders, as of the close of business on March 24, 2021, a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the “Notice”. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

8	WORLD FUEL SERVICES CORPORATION

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of eight directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

Director Nominees

We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 23 of this proxy statement.

The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

MICHAEL J. KASBAR
Chairman, President and
Chief Executive Officer
World Fuel Services
Corporation
AGE: 64
DIRECTOR SINCE: 1995
COMMITTEES: NONE
BACKGROUND:
●Chairman of the Board since May 2014 and has served as our President and Chief Executive Officer since January 2012.
●President and Chief Operating Officer of our company from July 2002 to December 2011.
●Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to July 2002, at the time our principal subsidiary engaged in the marine fuel services business.
●Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company which Mr. Kasbar co-founded in 1985 with Mr. Stebbins, from September 1985 to December 1994.
●A member of the Business Roundtable.
●First cousin of our director, Richard A. Kassar.
SKILLS & QUALIFICATIONS:

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 20 years of service with us and more than 30 years of experience in the fuel services business.

Commodities Trading	Energy Industry	Information Technology
International Operations	Management	Human Resources/Talent Management

2021 PROXY STATEMENT	9

Proposal No. 1–Election of Directors

KEN BAKSHI
Managing Partner
Trishul Capital Group LLC and
Trishul Advisory Group LLC
INDEPENDENT DIRECTOR
AGE: 71
DIRECTOR SINCE: 2002
COMMITTEES:
●Compensation (Chair)
●Governance
●Sustainability & Corporate Responsibility
●Technology & Operations
●Nominating Subcommittee (Chair)
BACKGROUND:
●Managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies, since June 2003.
●Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, from April 2008 to July 2013 and Executive Chairman thereafter until June 2015.
●Chief Executive Officer of Row 2 Technologies, a software development firm he co-founded, from December 2002 to February 2006 and Vice Chairman thereafter until June 2009.
●Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet-based marketplaces, from July 2000 to December 2002.
●Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company until 2009 when it was acquired by Pfizer, Inc., from 1998 to 2000.
●Served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994, prior to 1998.
SKILLS & QUALIFICATIONS:

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant international experience running operating units within large multinational publicly-traded corporations.

Accounting and Finance	Information Technology	International Operations
Management	Human Resources/Talent Management

JORGE L. BENITEZ
Retired Chief Executive
Officer, North America
Accenture plc
INDEPENDENT DIRECTOR
AGE: 61
DIRECTOR SINCE: 2015
COMMITTEES:
●Audit
●Governance
●Sustainability & Corporate Responsibility (Chair)
●Technology & Operations (Chair)
●Nominating Subcommittee
BACKGROUND:
●Retired from Accenture plc in September 2014 after more than 33 years of service.
●Chief Executive Officer of North America, where he had primary responsibility for Accenture’s business and operations in North America, from 2011 to 2014.
●Chief Operating Officer, Products Operating Group, the largest of Accenture’s five operating groups, from September 2006 to August 2011, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services.
●Held various senior leadership roles and other positions since joining Accenture in 1981.
●Member of the board of directors of Fifth Third Bancorp, a Nasdaq company (FITB), since 2015, and currently serves as chairman of its technology committee and as a member of its audit committee, nominating and corporate governance committee, and its risk and compliance committee.
SKILLS & QUALIFICATIONS:

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation and skills in implementing technology and digital solutions across a broad range of platforms.

Accounting/Finance	Corporate Governance/Other Public Company Directorship	Information Technology
International Operations	Management	Human Resources/Talent Management

10	WORLD FUEL SERVICES CORPORATION

Proposal No. 1–Election of Directors

SHARDA CHERWOO
Retired Senior Partner
Ernst & Young LLP
INDEPENDENT DIRECTOR
AGE: 62
DIRECTOR SINCE: 2020
COMMITTEES:
●Governance
●Sustainability & Corporate Responsibility
●Technology & Operations
BACKGROUND:
●Retired as a Senior Partner from Ernst & Young LLP (“EY”) in January 2020, after more than 37 years of service, including 28 years as a Client Service Partner with specialized industry focus in private equity, financial services, health care and emerging and disruptive technology companies.
●Launched and spearheaded EY’s Intelligent Automation program from October 2015 to January 2020, with a focus on strategic direction, governance and risk management. As part of that role, she also directed EY’s investments in robotic process automation (“RPA”) and digital transformation initiatives.
●Advised a number of Fortune 500 companies on their intelligent automation strategies, including operating models, digital and talent transformation planning, artificial intelligence and blockchain initiatives.
●Concurrently served as a Senior Advisory Partner in EY’s Private Equity practice group since 2009 and as Global Client Service Partner and Global Tax Account Leader since 1991, where she was responsible for advising on digital transformation, RPA initiatives, complex tax accounting and global tax planning, as well as mergers, acquisitions and divestitures and their impact on business and global tax strategies.
●Founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations, from 2001 to 2004.
●Held various senior leadership roles and other positions since joining EY in the US in 1982 in the audit practice.
●Has been committed to mentoring and bringing innovative ideas to diversity and inclusiveness efforts, in addition to her strategic, operational and leadership roles.
●Awarded the American Business Award® Silver Stevie® Award for Most Innovative Woman of the Year in Business Services in 2018.
●Received the Gold Stevie® Award for Innovation of the Year for her work in RPA and the 2017 Gold Best in Biz Award for Innovator of the Year in 2017.
SKILLS & QUALIFICATIONS:

Ms. Cherwoo brings to the Board her significant experience in advising companies on digital transformation initiatives and RPA strategies, including digital and talent transformation planning, artificial intelligence and blockchain initiatives, as well as substantial management experience.

Accounting/Finance	Information Technology	International Operations
Management	Human Resources/Talent Managements

2021 PROXY STATEMENT	11

Proposal No. 1—Election of Directors

RICHARD A. KASSAR
Vice Chairman
Freshpet, Inc.
INDEPENDENT DIRECTOR
AGE: 73
DIRECTOR SINCE: 2002
COMMITTEES:
●Audit
●Compensation
●Governance
●Technology & Operations
BACKGROUND:
●Vice Chairman of Freshpet, Inc. (NASDAQ: FRPT) since October 2020 and prior to that, served as its Chief Financial Officer since July 2014, its President from January 2011 to July 2014 and its Chief Executive Officer from October 2006 to December 2010.
●Chief Financial Officer of Transformational CPG Acquisition Corp., a recently organized special purpose acquisition company (SPAC).
●Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company, from February 2002 to July 2006.
●Self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands, from May 2001 to January 2002.
●Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products, from December 1999 to May 2001.
●Held various positions at Chock Full O’Nuts, a coffee company, from 1986 to December 1999, and most recently served as Senior Vice President and Chief Operating Officer.
●Director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011.
●Until March 2010, director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009.
●First cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.
SKILLS & QUALIFICATIONS:

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

Accounting/Finance	Corporate Governance/ Other Public Company Directorship	Investment Banking/ Capital Markets

JOHN L. MANLEY
Retired Partner
Deloitte & Touche LLP
INDEPENDENT DIRECTOR
AGE: 72
DIRECTOR SINCE: 2010
COMMITTEES:
●Audit (Chair)
●Governance
●Technology & Operations
BACKGROUND:
●Retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner.
●Managing Partner of Deloitte’s Northeast Region Audit and Enterprise Risk Services Practice from 2006 to 2009.
●Founded and was the National Director of Deloitte’s Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities.
●Had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC, before joining Deloitte.
●Director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015.
●A Certified Public Accountant on inactive status.
SKILLS & QUALIFICATIONS:

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

Accounting/Finance	Commodities Trading	Corporate Governance/ Other Public Company Directorship
Legal and Regulatory	Management

12	WORLD FUEL SERVICES CORPORATION

Proposal No. 1—Election of Directors

STEPHEN K. RODDENBERRY
Partner
Akerman LLP
LEAD INDEPENDENT DIRECTOR
AGE: 72
DIRECTOR SINCE: 2006
COMMITTEES:
●Compensation
●Governance (Chair; Presiding Director)
BACKGROUND:
●Partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.
●Advises clients in corporate compliance and governance issues, public and private securities transactions, mergers and acquisitions, and private equity investments.
SKILLS & QUALIFICATIONS:

Mr. Roddenberry brings to the Board extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

Corporate Governance/ Other Public Company Directorship	Investment Banking/ Capital Markets	Legal and Regulatory

PAUL H. STEBBINS
Chairman Emeritus
World Fuel Services Corporation
INDEPENDENT DIRECTOR
AGE: 64
DIRECTOR SINCE: 1995
COMMITTEES:
●Sustainability & Corporate Responsibility
BACKGROUND:
●Our Chairman Emeritus since May 2014 and prior to that, our Executive Chairman, from January 2012 to May 2014.
●Chairman and Chief Executive Officer of our Company from July 2002 to December 2011.
●President and Chief Operating Officer of our Company from August 2000 to July 2002.
●President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to August 2000, at the time our principal subsidiary engaged in the marine fuel services business.
●Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985 with Mr. Kasbar, from September 1985 to December 1994.
●Member of the board of directors of First Solar, Inc., a Nasdaq company, since December 2006 and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees.
●A member of the Board of Advisors of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and Board of Directors of Silkroad founded by Yo-Yo Ma (silkroad.org).
●A founding member of FixUS (FixUSNow.org), an organization committed to engaging citizens to better understand and address the nation’s growing divisions, dysfunction and distrust in our political system and also a member of Patriots and Pragmatists, the Democracy Funders Network and the Council on Foreign Relations.
SKILLS & QUALIFICATIONS:

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and more than 30 years of experience in the fuel services business.

Accounting/Finance	Commodities Trading	Corporate Governance/ Other Public Company Directorship
Energy Industry	International Operations	Investment Banking/ Capital Markets
Management	Human Resources/ Talent Management

2021 PROXY STATEMENT	13

Corporate Governance

Board and Committee Governance

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

●the person filling each role;
●the presence of a lead independent director and the person in that role;
●the composition, independence, and effectiveness of the entire Board; and
●other corporate governance structures in place.

Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

●the presence of, and the responsibilities and authority of, the Board’s strong lead independent director;
●the composition of the Board, which includes a super-majority of independent non-management directors;
●the composition of the Board’s standing committees, which are comprised of, and chaired solely by, independent non-management directors;
●the fact that the independent non-management directors meet in regular executive sessions without management present to discuss, among other things, the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and
●the fact that all Board members have unrestricted access to management and outside advisors.

14	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Lead Independent Director

Our independent directors annually elect our lead independent director. Consistent with best practices, our lead independent director:

●presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
●serves as a liaison between the Chairman of the Board and the independent directors;
●reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;
●has the authority to call meetings of the independent directors;
●if requested by major shareholders, ensures that he or she is available for consultations and direct communication;
●has the authority to retain outside advisors and consultants who report directly to the Board; and
●consults with and assists the Chief Executive Officer in accomplishing his or her objectives as the Chief Executive Officer deems appropriate.

Currently, Mr. Roddenberry serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance, and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making processes and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation policies.

During 2020, we interacted with 15 of our 25 largest holders of our common stock, representing approximately 55% percent of our outstanding shares.

As a result of the feedback we received from our shareholders in the past few years, we have, among other things:

adopted a director resignation policy for all directors in uncontested elections;
enhanced our disclosure regarding our director nomination process and the combined skills of our Board;
amended our Governance Committee charter and Corporate Governance Principles to better reflect the Board’s perspective and existing practice regarding the inclusion of diverse candidates in our director nomination process;
modified our long term incentive compensation programs to enhance predictability and shareholder alignment; and
expanded our disclosures regarding our environmental, social and governance (“ESG”) principles and practices through, among other things, the publication of our 2019 Sustainability Report.

We believe that these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees.

Meetings

During 2020, the Board met six times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors that were standing for election at the 2020 annual meeting of shareholders attended the meeting.

All of our independent directors meet in executive session (without management present) during each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

2021 PROXY STATEMENT	15

Corporate Governance

Director Independence

Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the independence requirements under the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Mr. Kasbar is the only member of management currently serving on our Board. All of our other directors, Messrs. Bakshi, Benitez, Kassar, Manley, Roddenberry and Stebbins and Ms. Cherwoo, are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Mr. Kasbar is not deemed to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

Annual Board and Committee Self-Evaluations

Each year, our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance. The Governance Committee annually reviews the format and scope of our Board’s evaluation process in light of general corporate governance developments and best practices and recommends changes it believes are appropriate. Each chair of our Board’s committees also reviews and updates, as appropriate, a separate self-evaluation of committee performance, which is provided to the members of each committee for comment and feedback. Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. As part of the assessment, a written questionnaire is circulated which is designed to solicit feedback on a range of issues, including Board and committee structure, process and dynamics, the flow of information from management, and agenda topics. The feedback received from the evaluations is discussed during a review session led by the Governance Committee and the individual committees, as appropriate.

In addition to these annual self-assessments, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During their executive sessions, the independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

●	the role of the lead independent director;
●	director independence;
●	director qualifications, functions and tenure;
●	committees of the Board;
●	director orientation and continuing education;
●	management development and succession planning;
●	director resignation policy in uncontested elections; and
●	director compensation.

Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

16	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Committees of the Board

Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Sustainability & Corporate Responsibility Committee and the Technology & Operations Committee. The following table illustrates the current membership of each of our Board’s committees, which are composed entirely of independent directors:

DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE	SUSTAINABILITY & CORPORATE RESPONSIBILITY	TECHNOLOGY & OPERATIONS
Ken Bakshi
Jorge L. Benitez
Sharda Cherwoo
Richard A. Kassar
John L. Manley
Stephen K. Roddenberry
Paul H. Stebbins

Chair
Member

Each of the Board’s committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2020, each of the Audit Committee, Compensation Committee and Technology & Operations Committee revised its charter. A current copy of each committee charter can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance.

2021 PROXY STATEMENT	17

Corporate Governance

AUDIT COMMITTEE
Members: John L. Manley (Chair) Jorge L. Benitez Richard A. Kassar	Meetings in 2020: 9

RESPONSIBILITIES

The Audit Committee’s responsibilities include:

●overseeing and reviewing the financial reporting process and the integrity of our financial statements and related financial information;
●reviewing the qualifications, performance and independence of, and approving the retention and compensation of, our independent auditors;
●reviewing and discussing with our independent auditors the results of the audit engagement, including a review of the consolidated financial statements and other matters required to be discussed under the standards of the Public Company Accounting Oversight Board;
●reviewing the effectiveness, internal control environment and systems of our internal audit function;
●approving all audit and permitted non-audit services to be provided by our independent auditors;
●reviewing and discussing with management and our independent auditors our major financial risk exposures and the policies and practices management has established to monitor and control such exposures;
●together with the Technology & Operations Committee, reviewing our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to data breaches;
●monitoring and reviewing our compliance with applicable laws and regulations and our Code of Conduct; and
●establishing procedures for: (i) the receipt, retention, and treatment of complaints we receive from our employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

INDEPENDENCE AND FINANCIAL EXPERTISE

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

●meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members;
●is financially literate, knowledgeable and qualified to review financial statements; and
●qualifies as an “audit committee financial expert” under the SEC rules.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

18	WORLD FUEL SERVICES CORPORATION

Corporate Governance

COMPENSATION COMMITTEE
Members: Ken Bakshi (Chair) Richard A. Kassar Stephen K. Roddenberry	Meetings in 2020: 10

RESPONSIBILITIES

The Compensation Committee’s responsibilities include:

●reviewing and approving annually, the goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO, and, based upon recommendations of our CEO, our other executive officers;
●evaluating the performance of our CEO and other executive officers in light of such goals and objectives;
●establishing the compensation levels of our CEO and our other executive officers, including long-term incentive compensation, based upon the Committee’s evaluation, and approving the compensation of other executive officers based upon recommendations of our CEO;
●reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;
●establishing and monitoring our executive officers’ compliance with stock retention and ownership requirements;
●approving any employment, severance and consulting arrangements with executive officers;
●reviewing annually a risk assessment of our compensation policies and practices with respect to all employees, including NEOs;
●reviewing and discussing with management the Compensation Discussion and Analysis included in our annual proxy statement and recommending such inclusion to the Board;
●reviewing and recommending to the Board for approval the frequency with which we conduct advisory shareholder votes on executive compensation;
●reviewing the results of any advisory shareholder votes on executive compensation and considering whether to recommend adjustments to our executive compensation policies and practices as a result of such votes;
●reviewing reports from management about our policies and strategies regarding recruiting, retention, talent development, career progression and, together with the Governance Committee, considering management development and succession; and
●making recommendations to the Board on non-management director compensation, including stock ownership requirements.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to:

●NYSE listing standards; and
●Rule 16b-3 of the Exchange Act.

In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during 2020 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

2021 PROXY STATEMENT	19

Corporate Governance

GOVERNANCE COMMITTEE
Members: Stephen K. Roddenberry (Chair) Ken Bakshi Jorge L. Benitez Sharda Cherwoo Richard A. Kassar John L. Manley	Meetings in 2020: 6 The Governance Committee meets in executive session (without management present) in connection with each scheduled Board meeting and at other times as it deems necessary.

RESPONSIBILITIES

The Governance Committee’s responsibilities include:

●recommending to the Board criteria for Board membership and the size and composition of the Board;
●reviewing the qualifications of persons nominated by the Governance Committee and by our shareholders pursuant to our By-Laws and recommending to the Board, the director nominees for the annual meeting of shareholders and to fill vacancies and newly created directorships;
●recommending to the Board the members to serve on each Board committee;
●recommending performance criteria for the Board and reviewing the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board’s committees;
●recommending to the Board whether to accept or reject a director resignation, or take other action, where a director receives a greater number of “withheld” than “for” votes in an uncontested election;
●recommending overall compensation for directors;
●reviewing annually our Corporate Governance Principles and committee charters;
●leading the annual performance evaluation of the Board and its committees;
●reviewing and, if appropriate, approving related person transactions;
●annually evaluating the performance of our NEOs and discussing any changes to the executives’ compensation recommended by the Compensation Committee;
●overseeing and reviewing our environmental, social and governance activities and related policies, and making any recommendations that it deems appropriate; and
●together with the Compensation Committee, considering management development and succession;

INDEPENDENCE

The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE’s listing standards.

NOMINATING SUBCOMMITTEE

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members-at-large of the Governance Committee, currently Messrs. Benitez and Bakshi, who serves as Chair.

20	WORLD FUEL SERVICES CORPORATION

Corporate Governance

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE
Members: Jorge L. Benitez (Chair) Ken Bakshi Sharda Cherwoo Paul H. Stebbins	Meetings in 2020: 3

RESPONSIBILITIES

The responsibilities of the Sustainability & Corporate Responsibility Committee include:

●reviewing and providing input on management’s strategy, goals and integration of Sustainability Matters into strategic and tactical business activities across the Company to create long-term shareholder value and sustainable growth;
●overseeing internal and external communications and disclosures regarding our position on, reporting of, or approach to significant Sustainability Matters, including by reviewing, as appropriate, disclosures and other communications to stakeholders;
●overseeing and providing input to management on our identification, assessment and management of risks associated with Sustainability Matters such as climate change and its impact on us and our business;
●considering, analyzing and providing input on significant public issues, trends, regulation and legislation regarding Sustainability Matters that are pertinent to us and our stakeholders
●reviewing the goals that we may publish from time to time for our performance with respect to Sustainability Matters and monitoring our progress against those goals;
●reviewing, overseeing and providing input to management on the Company’s policies, strategies and programs related to Sustainability Matters; and
●reviewing our charitable giving policies and programs and receiving reports from management on charitable contributions made by us, directly and through any foundations, that are in support of our goals regarding Sustainability Matters.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Sustainability & Corporate Responsibility Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

2021 PROXY STATEMENT	21

Corporate Governance

TECHNOLOGY & OPERATIONS COMMITTEE
Members: Jorge L. Benitez (Chair) Ken Bakshi Sharda Cherwoo Richard A. Kassar John L. Manley	Meetings in 2020: 5

RESPONSIBILITIES

The Technology & Operations Committee’s responsibilities include:

●reviewing and discussing with management the financial, tactical and strategic benefits of significant technology and operations projects and initiatives and our progress on such projects and initiatives;
●reviewing and, as appropriate, making recommendations to the Board regarding significant technology investments in support of our technology strategy, as well as receiving reports on overall industry trends that may affect our strategy;
●reviewing and discussing, as and when appropriate, our technology and operations policies;
●reviewing and discussing with management our programs relating to business continuity and disaster recovery;
●reviewing and discussing with management risks related to technology and operations initiatives, including regulatory and other significant technology-related risks; and
●consulting with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks, including assisting in the review of cybersecurity risks against our risk management methodologies and the steps taken to monitor and control such exposures.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Technology & Operations Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

22	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Director Nomination Process

Nominee Qualifications and the Nomination Process

The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Governance Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements, business strategy, and the long-term interests of our shareholders. The following table highlights certain of the skills and experience of our Board (additional details are set forth in their individual biographies beginning on page 9 of this proxy statement):

SKILLS AND QUALIFICATIONS
ACCOUNTING/FINANCE To provide insight and guidance on financial reporting, internal controls, our capital structure and financial transactions
COMMODITIES TRADING To understand and advise on the fuel price risk management aspect of our operations
CORPORATE GOVERNANCE / OTHER PUBLIC COMPANY DIRECTORSHIP To ensure a solid background and knowledge necessary to understand oversight and governance roles
ENERGY INDUSTRY To provide insight and guidance on navigating and capitalizing on market dynamics in the energy industry
INFORMATION TECHNOLOGY To assess the best tools to enhance business operations and customer experience
INTERNATIONAL OPERATIONS To aid in the oversight of our extensive global operations
INVESTMENT BANKING CAPITAL MARKETS To evaluate our investment and capital raising strategies
LEGAL AND REGULATORY To understand and evaluate the complex regulatory environment in which our business operates and our legal risks and obligations
MANAGEMENT To oversee the leadership and performance of our senior management
HUMAN RESOURCES/TALENT MANAGEMENT To understand and provide valuable insight into attracting, motivating, developing and retaining top talent and manage succession

2021 PROXY STATEMENT	23

Corporate Governance

The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance Committee periodically assesses the skills, characteristics and experience required of directors, comparing our needs in Board composition and the individual skills, characteristics and experience of our directors. This assessment enables the Governance Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. As a result of such periodic assessment, the Governance Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes is necessary to create a balanced and effective Board.

1	2	3	4
SEARCH FOR A BOARD NOMINEE	PROFESSIONAL SEARCH FIRMS	CRITERIA FOR EVALUATING NOMINEES	DIVERSE CANDIDATES

To the extent that the Governance Committee believes that specific skills, characteristics or experience needs to be added to the Board, the committee initiates a search for a Board nominee, seeking input from board members and senior management.

	The Governance Committee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

The criteria for evaluating director nominees takes into account the candidate’s intellect, integrity, judgment, experience and background, including diversity, such as race, gender and ethnicity, as well other factors deemed appropriate in adding value to the composition of the Board.

As set forth in our Corporate Governance Principles, the Governance Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new director candidates.

Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the board of directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria set forth above.

\We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Director Resignation Policy

We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose, in a Form 8-K filed with the SEC, its decision regarding the tendered resignation within 90 days after certification of the election results.

24	WORLD FUEL SERVICES CORPORATION

Corporate Governance

If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our By-laws. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

Sustainability and Corporate Responsibility

We are committed to fostering a corporate culture of safety and conducting our business in a manner that respects the environment, benefits the communities in which we operate and promotes collaboration with our stakeholders to develop sustainable programs that drive measurable positive change. While being a trusted partner and acting in a safe and responsible manner have always been critical elements of our long-term strategy, we have intensified our efforts over the last several years regarding sustainability, the environment, health and safety, diversity and other social responsibility issues and impacts (collectively, “Sustainability Matters”). This is because we believe that these matters are essential to our long-term success.

We also strongly believe that companies like ours can have a profound impact and as part of our commitment to operating sustainably, we are developing action plans and working collaboratively with our suppliers, customers and the communities in which we operate to accelerate the transition to a low-carbon world.

As a signatory to the United Nations (“UN”) Global Compact, the world’s largest corporate responsibility initiative, we are working to support and engage in collaborative projects to advance the broader UN Sustainable Development Goals (“SDGs”). The SDGs are a worldwide call for action to tackle some of the most pressing challenges facing our planet.

In 2019, we commenced the development of a multi-year sustainability and corporate responsibility program designed to:

Our initial work has included engaging with our stakeholders to identify those matters which are most significant to us and our business, as well as our customers, suppliers, employees and other stakeholders. After further review and consideration, we have selected six SDGs in areas where we believe we can have the greatest positive impact and that are closely aligned with our values and mission:

We have been actively working on setting various goals and targets for these SDGs to help drive the implementation of our sustainability strategy and establish benchmarks against which to measure our progress. As the next step in this journey, we are focusing on creating the programs underlying each of the initiatives, which we believe will enable us to achieve the short and long-term goals and targets that we set. In late 2020, we submitted our first annual “Communication on Progress” report to the UN, highlighting the actions we have taken thus far to implement the UN Global Compact principles and our progress in the areas of human rights, labor, the environment and anti-corruption.

Management and Board Oversight

As we have progressed in our approach to sustainability and corporate responsibility, our governance and oversight structure has also evolved. At the Board level, we began in 2018 by enhancing the responsibilities of our Governance Committee, which already included oversight of our corporate governance policies and practices, to also include oversight of our policies and programs related to environmental and social matters. This enhancement resulted in the establishment of our Sustainability Management Committee, which is a cross-functional committee composed of senior leaders and subject matter experts from across our business who collaborate to identify priorities, set goals and drive the implementation of our strategy and objectives with respect to Sustainability Matters. This committee is also responsible for developing and implementing our multi-year sustainability and corporate responsibility program currently underway.

2021 PROXY STATEMENT	25

Corporate Governance

In March 2020, we established the Sustainability & Corporate Responsibility Committee as a standing committee of the Board, as a reflection of our commitment to ensuring our Board’s sufficient fluency in climate risk and embedding sustainability and corporate responsibility as an integral part of our business strategy for long-term value creation. This committee is dedicated to the oversight of Sustainability Matters. The Governance Committee of the Board, meanwhile, continues to be responsible for the oversight of our corporate governance policies and practices.

The Sustainability & Corporate Responsibility Committee is comprised solely of independent directors and is responsible for overseeing and reviewing our programs, policies, risks and initiatives with respect to all Sustainability Matters not otherwise overseen by the other committees of the Board. These duties include reviewing and providing input on our strategy, goals and integration of Sustainability Matters into strategic and tactical business activities across the Company including our plans for transitioning our business model to a low carbon economy. The committee is also responsible for monitoring our progress against the goals and targets we establish and reviewing disclosures regarding our position, approach and reporting of Sustainability Matters, such as our sustainability report. Our Board’s governance structure for the oversight of Sustainability Matters is reflected below and described in the “Corporate Governance” section beginning on page 14 of this proxy statement.

BOARD OF DIRECTORS

GOVERNANCE COMMITTEE Oversight and review of governance practices and policies	SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE Oversight and review of Sustainability Matters	AUDIT COMMITTEE Monitors and reviews our compliance with laws, regulations and our Code of Conduct

SUSTAINABILITY MANAGEMENT COMMITTEE Identifies, develops and drives the implementation of our strategy and objectives with respect to Sustainability Matters

Our Environmental Stewardship

We believe that environmental stewardship is at the core of our business. As such, we must continuously seek to identify opportunities to make a positive contribution to protecting our environment and reducing the impact of our global operations. We are committed to doing our part by reducing emissions in our own operations and collaborating with our customers, suppliers and other stakeholders to reduce carbon emissions throughout our value chain.

An area where we believe we can have the greatest impact on advancing the low-carbon energy transition is through working with our suppliers and expanding our portfolio of products and services to provide customers with greater access to sustainably sourced energy and other lower carbon solutions. As a trusted strategic partner, our customers and suppliers depend on us to provide cost-effective, innovative solutions for their complex energy and logistics needs throughout the globe. That is why we have been working diligently to develop sustainability solutions and offer renewable energy and sustainable fuel products and services to support our customers in managing their energy needs, while reducing their environmental impact on the planet. We have also engaged with a number of industry participants to support initiatives aimed at reducing carbon emissions in the aviation, land and marine transportation industries and enabling a successful transition to sustainable fuels and carbon-neutral activities for the long term.

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Highlights of “Our Environmental Stewardship” Programs and Efforts

REDUCING GREENHOUSE GAS (GHG) EMISSIONS

We have focused on promoting the use of sustainable and renewable fuels in the aviation, marine and land transportation industries where we operate. As a member of the Coalition of Sustainable Aviation Fuel (SAF), for instance, we are a strong supporter of the business aviation industry’s goal to reduce carbon emissions by 50% by 2050. In 2015, we entered into a multi-year agreement with Gulfstream Aerospace Corporation to provide the company with a constant supply of SAF. As of October 2020, we have delivered more than 1.2 million gallons of SAF under this agreement (which currently runs through April 2025) in support of Gulfstream’s sustainability journey. According to Gulfstream, it has used a portion of the SAF provided to fly more than 650 flights with an SAF Jet-A fuel blend, which it estimates has reduced the carbon emissions for these flights by approximately 1,700 tons. The remainder of the SAF was delivered to the Gulfstream’s California facilities for company and customer use. In 2018, we received Gulfstream’s Supplier of the Year Award for our continued investment in the company’s environmental sustainability journey.

ENHANCING SUSTAINABILITY PRODUCTS AND SERVICES

As an energy management company, we have focused on investing in and expanding our portfolio of sustainability products and services across the energy product spectrum to help our customers achieve their sustainability goals. Through our World Kinect Energy Services business, we have been developing renewable energy solutions, alternative fuel sources, and energy efficiency measures to lessen customers’ environmental impact and reduce their carbon footprint. Throughout 2020, we worked to support our global customers in achieving their renewable energy targets by expanding our renewable energy certificate offering beyond Europe and North America into Latin America and Asia. We also invested in growing our renewable energy consultancy offering. We can now help our customers navigate the different options for renewable energy direct investments across Europe, North America, and Australia.

In November 2020, we also expanded our sustainability solutions in our aviation segment with an enhanced carbon offset offering that makes it easier for flight departments (FDs) and fixed-base operations (FBOs) to meet their carbon emission targets. Our Carbon Offset Fuel (COF) program allows FBOs and FDs to combine jet fuel with carbon offsets at the time of purchase and fulfill through a simple process of measurement and reporting by the FBO or FD. World Kinect then purchases and retires the carbon offsets on their behalf. Our FBO Network members can either use a periodic self-reporting process or utilize an automated reporting feature in our FBO software offerings Total Aviation Software, avPOS, TotalFBO, and fbo360.

The software reporting feature allows FBOs to offer their customers carbon offsets at the time of fueling. COF volume is captured within the software and automatically transmitted to us so that we can calculate the applicable carbon emissions. We then purchase the carbon offsets required to make that particular flight carbon neutral. We have created similar carbon offset programs for our customers in our land and marine segments and are continuing to invest in expanding these programs to support our customers in their own path to a low carbon world.

MAKING OUR OPERATIONS CARBON NEUTRAL FOR 2019

With respect to our own operations, our current focus has been on improving energy efficiency and reducing our greenhouse gas (“GHG”) intensity. In 2019, we embarked on the path to better defining our sustainability goals by establishing the baseline carbon footprint of our global operations. For our initial carbon footprint, we focused on gathering the data on our global scope 1 and scope 2 GHG emissions for 2019. While our operations span the globe in terms of reach, as a distributor of fuels and provider of related products and services, our 2019 GHG emissions principally came from the operation of our fuel transportation vehicles in the United States and the United Kingdom, as well as vessels we use to transport marine fuels and other products to our customers in certain countries.

Once we established our 2019 carbon footprint baseline, we reviewed the results and determined that we would take immediate action to make our company carbon neutral. We began by designing a comprehensive renewable energy and carbon offset program to make the scope 1 and 2 emissions from our operations net zero for 2019, while we continue to seek out opportunities to reduce our carbon emissions over the next five years.

In achieving this important milestone of carbon neutrality for 2019, we matched the electricity consumption of our global operations with renewable energy, thereby effectively reducing our scope 2 emissions to zero. We chose to source high-quality renewable energy certificates originating from the areas where we operate globally, including renewable energy attributes listed on our Track my Electricity™ platform. Additionally, by sourcing our renewable energy through our Track my Electricity™ platform, we were also able to support a direct impact project to bring the life-changing benefits of renewable energy to remote, energy-poor areas of Nepal.

2021 PROXY STATEMENT	27

Corporate Governance

Our People

The passion and expertise of our people differentiate us. We firmly believe the power of our differences fuel innovation and investing in our people is of upmost priority. We strive to provide our employees with an environment where they can learn and grow, build their careers, take care of their families and support their communities. Our comprehensive approach to serving our workforce includes our commitment to diversity and inclusion, as well as our employees’ growth and development, health and safety, and overall well-being.

Health and Safety

As a global energy supply and logistics company, we are committed to doing the right thing in all that we do and we continually seek to protect the health and safety of our employees, contractors, customers, suppliers and the communities in which we operate. We play a leading role in promoting best practices within the transportation industry and are closely involved in developing, setting, and maintaining health, safety and environment (“HSE”) industry standards. We have also established a set of “Rules to Live By” to help strengthen our existing Integrated Management System and drive appropriate safety behaviors and practices, which specify certain behaviors that we believe are vital to preventing workplace incidents. These zero-tolerance rules are designed to ensure the safety of our employees, contractors, customers, suppliers and communities around the world.

In addition, in response to the COVID-19 pandemic, we implemented our business continuity and emergency response plans in alignment with mandates from local authorities. To ensure the safety of our employees who are continuing to work through the pandemic, we provide instructions and regular updates on how to work safely in the COVID-19 environment. We also provide protective wear and additional training for our employees working in our on-site fueling and trucking operations and have elevated our cleaning protocols for our offices, facilities and equipment. We have also been maximizing remote work throughout our global offices and wherever possible, our employees are collaborating virtually with our customers, suppliers and each other using the information-sharing tools and technology that we have invested in during the last several years.

Diversity and Inclusion

Our goal has always been to cultivate an environment of trust and mutual respect, where all employees have an equal opportunity to contribute, perform and succeed. We are focused on embedding diversity and inclusion throughout our company to build a unique blend of cultures, backgrounds, skills and beliefs that mirror the world we live in. To this end, we have developed a multi-pronged strategy that includes new recruiting programs and hiring protocols, unconscious bias training and tools that help company leaders monitor our progress on diversity goals. We believe our initiatives to hire and develop minorities, women and veterans, for instance, are fundamental to achieving our goal of attracting, developing and retaining the most qualified talent. Additionally, through virtual platforms like our 'Belonging@WFS', we provide opportunities for networking and collaboration, where those who collectively contribute to our success—our people — can freely exchange ideas and foster a community of inclusion.

Employee Development and Well-Being

Investing in our employees is a top priority and we continually strive to provide an environment that promotes learning, growth and development to maximize our people’s potential. We place a high degree of focus on growth in position and career enhancement paths for our employees by providing professional development opportunities and cultivating a diverse talent pool. We offer competitive compensation comprising of salaries, incentive bonuses, various forms of equity awards, and comprehensive benefits packages in each of our locations worldwide.

We are also committed to supporting the health and well-being of our employees and their families, as we believe that the key to successful business operations is a healthy and competent workforce. We have identified a strong connection between employee well-being and the safety of business operations. Accordingly, we are devoted to supporting employee well-being in all dimensions, which goes beyond their physical well-being and includes support for emotional, financial and social well-being. It is a holistic approach which provides support and resources that empower our employees and their families to embrace a healthy lifestyle and we have launched various programs to build a global culture that promotes and celebrates employee health and well-being in our locations worldwide.

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Our Community

We strongly believe that we can play a positive role in the communities in which we operate. As a signatory to the UN Global Compact, we endeavor to implement its key social principles, including the protection of employees, respect for individual rights, and engagement with local communities. We also respect the rights and dignity of all people and are committed to preventing modern slavery in our operations and supply chains.

Our commitment to human rights is embodied in our corporate values and our policies and processes. We are a strong advocate of various human rights initiatives, such as the UN Declaration of Human Rights, and comply with national and multinational efforts to enforce labor protections and individual rights, such as the United Kingdom Modern Slavery Act. We have various policies, procedures and public statements in place that support these principles, many of which have been translated into multiple languages, including our Code of Conduct, Anti-Corruption Policy and Business Partner Code of Conduct.

As a global company, we are also dedicated to being a good neighbor and a charitable partner in the local communities where we conduct our operations. We are committed to creating a positive impact, encouraging our employees to support the communities in which they live, and engaging with and supporting charities in all aspects of society.

Highlights of “Our Community” Programs and Efforts

MILITARY VETERANS

We deeply value the men and women who serve our nations throughout the world. Not only do we support armed forces through our global business operations, we are also committed to increasing our engagement and recruitment of military veterans, reservists, guards and their spouses as they transition out of their military careers. We aim to help them grow their careers in a variety of areas including transportation, logistics, operations and sales. We have partnered with Hiring our Heroes, Military.com and other military-focused organizations to create awareness and to develop a pipeline of candidates for roles within our own operations, as well as those of our business partners where possible. To support this effort, we have enhanced our technology platform to facilitate communication and networking with military applicants and provide additional support to our hiring managers through ongoing training and military skills translation tools. We understand that successful military hiring programs do not end at the job offer, which is why we are dedicated to ensuring a welcoming environment, providing onboarding support and mentorship, specific military recognition programming and ongoing self-identification campaigns.

CHARITABLE WORK

Each year we contribute to our local communities through giving our time and financial contributions to many local and global institutions and organizations. Some of the charities in which we have participated recently include:

●	Adrienne Arsht Center for the Performing Arts of Miami-Dade County;
●	United Way;
●	Muscular Dystrophy Association (MDA);
●	Jet Blue Swing for Good, which supports youth-oriented charities; and
●	Folds of Honor, which provides educational scholarships to spouses and children of America’s fallen and disabled service-members.

In addition to these annual contributions, throughout 2020 we focused on charitable giving to help the people in most need as a result of the hardships brought on our local communities and many across the globe by the health and economic challenges from the COVID-19 pandemic. Specifically, we made contributions to local organizations providing meals and other assistance to frontline workers, as well as workers in the local industries most directly impacted by the pandemic, such as the healthcare and restaurant industries.

During the holiday season, we partnered with the local Red Cross to provide holiday gifts to over 100 children of female veterans in Miami. We also donated any funds that we would have otherwise used to host holiday and year-end gatherings to support global organizations selected by our employees providing global assistance in response to the COVID-19 pandemic, such as UNICEF, Heart to Heart International and the Singapore General Hospital Health Development Fund.

2021 PROXY STATEMENT	29

Corporate Governance

Board’s Role in Risk Oversight

The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from our management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below. Each committee ensures that the risks pertaining to their principal areas of focus are reported to the Board as appropriate.

BOARD OF DIRECTORS
Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

AUDIT COMMITTEE	TECHNOLOGY & OPERATIONS COMMITTEE

●Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, including data protection and privacy, as well as regulatory and legal compliance risks; and
●Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

●Considers risks related to technology and operations initiatives, including regulatory and other significant technology-related risks; and
●Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks.

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE
●Considers risks associated with our compensation programs, policies and practices.	●In conjunction with the Compensation Committee, considers risks associated with management development and succession.	●Considers the risks and initiatives regarding our environmental, health and safety, sustainability, diversity and other social responsibility issues and impacts, including climate risks.

MANAGEMENT
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks.

During 2020, the risks associated with the COVID-19 pandemic were regularly discussed with the full Board, as well as each of the Board committees, as appropriate. Our management has provided, and continues to provide, regular updates to the Board on our company’s actions related to the pandemic, including health and safety protocols, business continuity, technology, cybersecurity and demand for our products and services, as well as other strategic, operational and financial risks associated with pandemic. Please see the “Risk Factors” section of our 2020 Annual Report on Form 10-K for additional information about these risks.

Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:

●	ensure that risk management efforts are focused and directly linked to our underlying business strategy;
●	implement a sustainable and scalable framework to identify, manage and monitor risk;

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Corporate Governance

●	assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and
●	enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.

The results of these risk assessments are regularly communicated to the Board. In addition, each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Code of Conduct

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at www.wfscorp.com, either by clicking on About Us and then Ethics & Compliance, or by clicking on Investor Relations and then Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found in the Investor Relations section of our website.

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions between us and:

●	our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;
●	any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and
●	any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, any transaction with another entity where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities, or any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions shall not be deemed to create or involve a direct or indirect “material” interest for a Related Person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person’s interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient’s total annual revenues and (2) any charitable contributions if the related person’s interest arises only from (i) the person’s or the person’s immediate family member’s position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person’s or person’ immediate family member’s position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.

2021 PROXY STATEMENT	31

Corporate Governance

If the Chair of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval or ratification. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

●	the benefits to us;
●	the impact on a director’s independence, if relevant;
●	the availability of other sources for comparable products or services;
●	the terms of the transaction; and
●	the terms available to unrelated third parties or to employees generally.

The Governance Committee will only approve or ratify related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction, rather it is evidence that the committee does not object to the transaction based on relatedness issues. The Governance Committee will regularly review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

There were no reportable transactions in 2020.

Director Compensation and Ownership Guidelines

Director Fees Earned or Paid in Cash

Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors serving during the 2020-2021 term is as follows:

●	the annual fee payable to non-management directors for their service on the Board is $85,000;
●	the additional fee payable to the lead independent director is $40,000 per year;
●	the additional fee payable to members of the Audit Committee is $15,000, while the additional fee payable to members of each of the Compensation Committee and Technology & Operations Committee is $10,000 per year for each committee served and the additional fee payable to members of the Sustainability and Corporate Responsibility Committee as well as the Nominating Subcommittee is $5,000 per year for each committee served; and
●	the additional fee payable to the Chair of the Audit Committee is $35,000 per year, the additional fee payable to the Chair of each of the Compensation Committee and Technology & Operations Committee is $30,000 per year, the additional fee payable to the Chair of the Governance Committee is $20,000 per year and the additional fee payable to the Chair of each of the Sustainability and Corporate Responsibility Committee and the Nominating Subcommittee is $15,000 per year.

Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2020, the Board granted each non-management director $150,000 worth of restricted stock units (“RSUs”) for board service and to each member of the Governance Committee, an additional $10,000 in RSUs as the fee for service on the committee. In addition, the Chair of each committee was also granted $5,000 in RSUs as a portion of their fee for serving as Chair, provided, however, that where a director served as Chair of more than one committee or subcommittee, only one additional $5,000 equity grant was made. The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued. Our 2020 Omnibus Plan and the proposed 2021 Plan include limits on equity awards that may be granted to non-management directors.

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For the 2020 – 2021 term, each non-management director received 6,726 RSUs other than Mr. Stebbins, who does not serve on the Governance Committee and therefore, he received 6,306 RSUs. Furthermore, each of Messrs. Bakshi, Benitez, Manley and Roddenberry received an additional 210 RSUs for their service as Chair of a committee. As noted above, although Messrs. Bakshi and Benitez each serve as Chair of more than one committee or subcommittee, they only received one equity grant for their service as Chair. Upon joining the Board in February 2020, Ms. Cherwoo was also granted 1,590 RSUs, representing her pro-rated fee for service on the Board and Governance Committee during the 2019-2020 term, all of which vested the day prior to the 2020 Annual Meeting of Shareholders.

The table below summarizes the compensation paid by us to our non-management directors for services rendered during 2020. Directors who are employed by us do not receive additional compensation for serving as directors.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Ken Bakshi	$158,997	$165,007	$324,004
Jorge L. Benitez	$160,986	$165,007	$325,994
Sharda Cherwoo	$89,988	$207,823	$297,811
Stephen J. Gold(3)	$39,583	—	$39,583
Richard A. Kassar	$120,000	$160,012	$280,012
John L. Manley	$145,000	$165,007	$310,007
Stephen K. Roddenberry	$155,000	$165,007	$320,007
Paul H. Stebbins	$88,997	$150,020	$239,016
(1)	The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the independent directors in 2020. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2020 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 10 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2020.
(2)	The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2020 was as follows:

Name	Total Units(b)
Ken Bakshi(a)	36,907
Jorge L. Benitez	6,936
Sharda Cherwoo	6,726
Richard A. Kassar	23,405
John L. Manley	8,685
Stephen K. Roddenberry	23,615
Paul H. Stebbins	6,306
(a)	Includes 13,292 stock units for Mr. Bakshi, which represents stock awards he received that he previously elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.
(b)	For a discussion of the applicable vesting terms of these RSUs and stock units, please see the table and related footnotes for each director beginning on page 74 of this proxy statement.
(3)	Mr. Gold retired from our Board and did not stand for re-election at the 2020 Annual Meeting.

Director Stock Ownership Guidelines

After joining the Board, each non-management director is required to accumulate ownership in our common stock over a five-year period of at least five times their annual fee for service on the Board, or $425,000. All of our non-management directors, with the exception of Ms. Cherwoo, who joined the Board in February 2020, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

2021 PROXY STATEMENT	33

Information Concerning Executive Officers

The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns, Smith, Crosby, Rau and Lake are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	64	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	58	2007
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	59	2017
Michael J. Crosby Executive Vice President, Global Land	56	2016
John P. Rau Executive Vice President, Global Aviation and Marine	57	2016
R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary	49	2017

IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996. Mr. Birns is a member of the Board of Trustees of the New World Symphony of Miami, Florida.

JEFFREY P. SMITH has served as our Executive Vice President and Chief Operating Officer since October 2017. Previously, he served as Chief Information Officer of International Business Machines Corporation (“IBM”) from August 2014 through May 2017, where he was responsible for global information technology (“IT”) operations, including provisioning and management of all computing devices and all software solutions required to run IBM, such as customer relationship management for sales and service and enterprise resource planning for financials and manufacturing. Prior to joining IBM, Mr. Smith served as Chief Executive Officer of Suncorp Business Services, part of Suncorp Group Limited, from July 2010 to August 2014, and Chief Information Officer from March 2007 to July 2010. While at Suncorp, Mr. Smith was responsible for the Group’s technology, analytics, real estate, finance, procurement, and customer relationship, IT and business process outsourcing operations. With more than 30 years of corporate experience, Mr. Smith has also held senior executive roles in a number of companies including Telstra Corporation and Honeywell.

MICHAEL J. CROSBY has served as our Executive Vice President of Global Land since March 2016. Previously, he served as our Executive Vice President of Land Americas since April 2015. From January 2014 to March 2015, Mr. Crosby was the Chief Operating Officer of Next Generation Energy Logistics, a private equity-backed fuel and lubes distribution business, where he was instrumental in raising capital and executing the company’s acquisition and consolidation strategy. Prior to that, from June 2011 to July 2013, Mr. Crosby served as President of Maxum Petroleum, Inc.’s industrial business, including the marine and rail segments, and as President, Commercial Fuel & Lubricants of SC Fuels Trading, LLC from July 2013 to December 2013 following its acquisition of Maxum Petroleum. From January 2009 to December 2010, Mr. Crosby served as Chief Executive Officer of Highlands Override Inc., a new business venture owned by Irving Oil Corporation, a company specializing in finished energy products. From June 2004 to December 2008, Mr. Crosby served as Chief Operating Officer at Irving Oil Corporation, prior to which he was its Chief Resource Officer from November 1999 to May 2004.

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Information Concerning Executive Officers

JOHN P. RAU has served as our Executive Vice President of Global Aviation and Marine since March 2016. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American’s supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines’ Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

R. ALEXANDER LAKE, JR. has served as our Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2017. Previously, he served as our Senior Vice President, General Counsel and Corporate Secretary since May 2010 and as our General Counsel and Corporate Secretary from January 2004 to May 2010. Prior to joining us, Mr. Lake served as Assistant General Counsel of America Online Latin America, Inc., a leading interactive service provider in Latin America. Prior to that, from September 1996 to January 2001, Mr. Lake served in private practice as a corporate attorney with the law firms of White & Case, Winston & Strawn and Curtis Mallet-Prevost, Colt & Mosle.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2020 compensation of our named executive officers, or NEOs. As discussed in Proposal 2 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation”. To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how we believe these programs contribute to our financial performance and the achievement of our long-term strategy.

For 2020, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Jeffrey P. Smith	Executive Vice President and Chief Operating Officer
Michael J. Crosby	Executive Vice President, Global Land
John P. Rau	Executive Vice President, Global Aviation and Marine

Executive Summary

Principles of our Compensation Program

Our compensation program is designed to attract and retain executives and motivate them to deliver strong financial results. We structure our compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. As a result, a significant percentage of the total target compensation for our NEOs in 2020 was a combination of short- and long-term performance-based equity awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price.

For 2020, the portion of the total target direct compensation that was variable or “at-risk” for our Chief Executive Officer was 86% and averaged to 73% for our other NEOs, reflecting our commitment to linking compensation to Company performance and strategy.

TARGET COMPENSATION MIX

Chief Executive Officer	Average of Other NEOs

36	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Our Performance in 2020

The COVID-19 pandemic had a significant impact on the global economy throughout 2020, as well as on our customers in the aviation, land and marine transportation industries. Many of these customers experienced substantial declines in demand arising from the various measures enacted by governments around the world to contain the spread of the virus. Commercial passenger airlines and cruise lines were particularly impacted by the travel restrictions and stay-at-home orders. A number of our other customers were also adversely affected by these restrictions, as well as the extended shutdown of businesses and schools in affected regions. Consequently, despite our overall strong financial performance through the first quarter of 2020, we subsequently experienced a sharp decline in sales volume and profitability across all of our segments that continued throughout the balance of the year.

In response to the challenges arising from the pandemic, our CEO and executive management team took swift action to ensure the safety of our employees and other stakeholders by implementing our business continuity and emergency response plans and maximizing remote work throughout our global offices. Our employees collaborated virtually with our customers, suppliers and each other using the information sharing tools and technology that we have invested in over the last several years. In addition, our CEO and executive team promptly implemented initiatives relating to, among other things, cost reduction, operating efficiencies and managing our liquidity. Specifically, our management team successfully executed on a number of initiatives, including:

✓	Reducing costs to better align with current economic realities and mitigate the impact of the significant decline in sales volumes and gross profit due to the pandemic;
✓	Restructuring various aspects of our operations, including rationalizing our global office footprint;
✓	Strengthening our balance sheet and sharpening our deployment of resources to significantly reduce our outstanding debt and total liabilities;
✓	Implementing processes and protocols to actively manage our receivables portfolio to minimize risk and credit losses;
✓	Completing the divestiture of our Multi Service payment solutions business (“MSTS”);
✓	Enhancing our liquidity position to enable us to repurchase our common stock and increase our quarterly cash dividend beginning in March 2021; and
✓	Making significant progress on a number of our goals and initiatives regarding Sustainability Matters in areas such as sustainability, health and safety, and diversity and inclusion.

While our financial performance did not meet our original expectations for 2020, we believe that our management’s response to the global pandemic has positioned us well for the future. We continued to serve our customers’ needs and deliver meaningful value despite the challenging operating environment. This was all while also protecting the health and safety of our employees and other stakeholders. We believe our management’s leadership during 2020 provided us with a solid foundation and the financial flexibility to invest in opportunities that can drive sustained growth and deliver long-term shareholder value.

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Compensation Discussion and Analysis

2020 Compensation Highlights

Annual Incentive Plan	Performance Related Incentive Awards	Original EBITDA performance goals were not changed during the year. Based on the extraordinary nature of the COVID-19 pandemic, coupled with the NEOs’ and our employees’ remarkable performance in navigating our company and supporting our customers through challenging market conditions, while significantly strengthening our balance sheet and liquidity position, the Compensation Committee (the “Committee”) applied discretion and determined that the performance related incentive awards were earned at 40% of target. (See page 43 for more information).
	Strategic Objectives	The initial objectives established prior to the pandemic were appropriately reset in the first half of 2020 to prioritize initiatives considered to be critical in light of the impact of COVID-19. While the NEOs achieved substantially all of these objectives, the Committee exercised negative discretion and reduced the payout to 80% of the incentive opportunity. (See page 45 for more information).
Long-Term Performance Equity: Performance Share Plan	2018-2020 PSP

The Committee did not make any pandemic-related changes to our EPS growth levels under our Performance Share Plan (“PSP”) for the three-year performance period ending in 2020. In evaluating our adjusted EPS growth from 2018 to 2020, the Committee determined that the EPS performance level had been achieved for a payout of 71% of target. However, the Committee exercised negative discretion and reduced the final payout to the threshold level of performance at 50% of target. (See page 45 for more information).

The Committee did not modify the performance levels for adjusted EPS Growth for the 2019-2021 or the 2020-2022 PSP performance periods, which remain outstanding.

Say-on-Pay Vote and Shareholder Engagement

At our 2020 annual meeting of shareholders, we sought and received approval from approximately 95% of votes cast (excluding abstentions), on a non-binding, advisory basis, of the 2019 compensation of our NEOs. We regularly engage with our shareholders to better understand their perspectives on our compensation programs. As discussed above under “Shareholder Engagement” on page 15, during 2020 we interacted with 15 of the 25 largest holders of our common stock, representing approximately 55% percent of our shares outstanding. In the past, shareholder feedback has led to changes to our incentive compensation program, such as modifying our long-term incentive compensation program to enhance predictability and shareholder alignment in our total direct compensation for the NEOs each year through the adoption of annual grants of equity with multi-year performance periods as well as adopting additional performance metrics.

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

A guiding principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with, and reasonable in relation to, the level of shareholder value created through the Company’s financial, operating and strategic performance. The Committee believes that incentive compensation, particularly equity-based awards, together with stock ownership and retention guidelines are effective methods for motivating our executives and aligning their interests with those of our shareholders.

Performance Metrics Aligned with Value Creation

Consistent with our objective of rewarding shareholder value creation, we select performance metrics that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, thereby resulting in higher share prices. As a result, we principally use annual financial metrics, such as growth in our adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) to reward our NEOs. Our long-term incentive financial metric consists of three-year growth in earnings per share (“EPS”) and beginning in 2019, as modified by our return on invested capital (“ROIC”). In addition, to a lesser extent, we reward the NEOs’ achievement of individual objectives aligned with our strategic goals and which the Committee believes will drive long-term benefits and sustainable value. Due to the variability of business conditions within the industries in which we operate, we believe it is important that our compensation program be designed to measure and reward short-term and multi-year performance.

38	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Ensuring Retention and Continued Engagement through Multi-Year Vesting Requirements

In order to promote retention of our NEOs and provide further incentive for creating shareholder value, we believe our NEOs should be required to provide services over multi-year periods in order to vest in equity-based awards. Consequently, all of the equity awards granted to our NEOs in 2020 vest over a three-year period.

Strong Compensation-Related Corporate Governance Policies

To ensure continued alignment of compensation with Company performance and the creation of shareholder value without encouraging excessive risk-taking, our Committee has adopted strong compensation-related corporate governance policies, including the following:

Negative Discretion on Annual Compensation	The Committee can use “negative discretion” to reduce payouts, such as in the event of a significant disconnect between compensation and Company and individual performance.
Cap on Annual Incentive Awards	Annual cash and equity performance-based awards under our annual incentive program are subject to a maximum, which serves to limit the total direct compensation opportunity, or TDC, that can be earned by any of our NEOs.
Stock Ownership and Retention Guidelines	Our executive officers are subject to robust stock ownership guidelines. Our current stock ownership guidelines are as follows:
	Chief Executive Officer	7x base salary

	Chief Financial Officer and Chief Operating Officer	5x base salary

	All other executive officers	3x base salary

Furthermore, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).

Anti-Hedging Policy

We have a robust anti-hedging policy that prohibits all of our directors, executive officers, employees and their respective related persons from (1) engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds (which we refer to as “Hedging Transactions”) or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

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Compensation Discussion and Analysis

The Compensation-Setting Process

Annually, the Committee reviews and assesses:

●	with respect to each NEO, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and his individual performance;
●	recent and historical financial performance and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and
●	the nature, amounts, award terms and mix of all elements of the NEOs’ compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under “Executive Compensation Philosophy and Objectives.”

The Committee also reviews a detailed historical compensation analysis to ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee of the Company. This analysis includes information such as the aggregate amounts realized from prior years’ compensation, the potential future payout scenarios at various levels of achievement taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO’s shareholdings in the Company (what some commentators call an “accumulated wealth analysis”). However, the Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO’s compensation for a given year.

The Committee strongly believes that:

●	value realized on prior years’ compensation from stock appreciation is the reward for the NEO’s contribution over that period and the achievement of our long-term goals;
●	reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and
●	in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company’s performance that year and the executive’s role in it.

The Committee’s compensation setting process is subjective in that it involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of achievement, the Committee does not rely on a fixed formula but rather, it establishes the compensation packages based on the Committee’s judgment as to what it believes is reasonable in relation to the levels of shareholder value created at each level of Company performance and the achievement of other strategic or operational objectives. The Committee also considers the recommendations of our Chief Executive Officer with respect to setting the compensation of our other executive officers.

Evaluating Compensation Program Design Using Compensation Comparison Companies

We believe our business model is unique and that there are few, if any, companies of a similar size and complexity engaged globally in our same lines of business. However, to ensure that the Committee has a comprehensive view of market trends in executive compensation, the Committee has approved a group of compensation comparison companies that reflects multiple aspects of our complex business model and it uses this group to benchmark our executive compensation program. In forming the group, the Committee considered companies in the industry sectors listed below, taking into account their relative financial size (with a specific focus on net income and market capitalization), while maintaining a reasonable expectation that these companies will have some consistency in terms of ongoing industry sector membership.

●	Asset-light demand aggregators;
●	Marine, land, and aviation services providers;
●	Energy commodity trading organizations;
●	Freight forwarding and logistics services providers; and
●	Wholesale diversified distributors.

40	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

The Committee used data derived from the compensation comparison companies group shown below to inform its decisions about NEO compensation including amounts, design and mix of pay components. For 2020, the Committee maintained the same compensation comparison companies group as was utilized in 2019.

2020 Comparison Companies
●Anixter International Inc.
●Arrow Electronics, Inc.
●Atlas Air Worldwide Holdings, Inc.
●C.H. Robinson Worldwide, Inc.
●Expeditors International of Washington, Inc.
●FleetCor Technologies, Inc.
●Henry Schein, Inc.
●Hub Group, Inc. ●J.B. Hunt Transport Services, Inc. ●Jones Lang LaSalle Incorporated ●Kirby Corporation ●Landstar System, Inc. ●Noble Energy, Inc. ●Owens & Minor, Inc. ●Performance Food Group, Inc.	●Ryder System, Inc. ●Sysco Corporation ●Tech Data Corporation ●United Natural Foods, Inc. ●W.W. Grainger, Inc. ●WESCO International, Inc. ●WEX Inc. ●XPO Logistics, Inc.

Although the Committee believes comparison compensation and performance data can be useful, the Committee does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Committee does not set the executives’ target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it considers, as part of the overall compensation discussion, base salary, as well as the target and actual short- and long-term incentive compensation of the NEOs against the 50th percentile of the comparison group.

Independent Compensation Consultant

In connection with the setting of 2020 executive compensation, the Committee engaged and received advice and assistance from Compensation Strategies, Inc. (“Compensation Strategies”), its independent compensation consultant. Compensation Strategies provides services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies’ work for the Committee does not raise any conflict of interest and that it is independent.

For 2020, Compensation Strategies provided assistance to the Committee as follows:

●	assisted in the preparation and review of quantitative analysis used in the compensation setting process;
●	assisted the Committee in developing a competitive analysis of our NEO compensation;
●	provided recommendations for the 2020 compensation for our NEOs;
●	performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;
●	reviewed the Compensation Discussion and Analysis in the annual proxy statement;
●	provided general advice on agreements or other documents the Committee was asked to approve;
●	provided updates on regulatory developments and market trends related to executive compensation, particularly in light of the global impact of COVID-19; and
●	assisted the Committee with the design of the Company’s equity plans.

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Compensation Discussion and Analysis

Elements of Compensation

The Committee uses a variety of compensation elements to establish individual compensation programs for each of our NEOs. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

Compensation Element		Objective	Key Features	Frequency/Payable
Base Salary		●Provide cash compensation for performing management job responsibilities	●Based on an individual’s experience, tenure and capacity for growth	●Semi-monthly in accordance with our regular payroll practices
Annual Incentive Program	Annual Performance- Related Incentive Awards Paid in Cash and Equity	●Measure annual performance ●Motivate and reward management’s achievement of financial metrics ●Payout is split between cash and equity to provide a direct link with long-term growth	●Earned based upon achievement of EBITDA performance ●Equity awarded in form of restricted stock units (“RSUs”) once earned with multi-year ratable vesting
●Paid in March of the next year
●Cash included in the summary compensation table (“SCT”), for the year earned, while equity is included in the SCT in the year issued (i.e., for the year after it is earned)

	Strategic Objective Cash Incentive Awards	●Measure annual performance ●Motivate and reward management’s achievement of strategic goals that contribute to the Company’s long-term growth and operational excellence	●Rewards achievement of pre-established performance goals tied to operational and strategic objectives	●Paid in March of the next year, but included in the SCT for the year it was earned
Long-Term Performance Equity	Performance Share Plan
●Reward multi-year growth in EPS, as modified by our ROIC
●Provide an overlay to core annual incentive compensation program to reward long-term increases in shareholder value
●Directly align management  and shareholder interests

●Payable in performance-based Stock-Settled Stock Appreciation Rights  (“SSARs”) or RSUs, as determined by the Committee
●Earned based on three-year EPS Growth, as modified by our ROIC, with cliff vesting on the third anniversary of grant date
●For Performance SSARs, the exercise price is equal to our grant date closing price or some premium thereto, such that once earned, the award only has value to the NEO to the extent that our stock price appreciates

●Granted annually with a three-year performance period
●Included in the SCT in the year issued (although determination as to whether or not it is ultimately earned occurs at end of the performance period)

In addition to the compensation elements set forth above, the Committee may grant additional equity awards, including sign-on awards, special retention awards or other discretionary awards from time to time. The Committee uses these awards to attract, reward, incentivize and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity, drive achievement and growth and ensure proper focus on achieving our long-term strategic objectives.

42	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

2020 Compensation Program

Overview

The Committee used each of the compensation elements described above to establish the 2020 executive compensation programs for our NEOs and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the NEOs’ total direct compensation. The remainder of the compensation for our NEOs was variable and designed to reward each of our NEOs for achieving: (1) specified levels of EBITDA, EPS and ROIC, and (2) strategic operational and organizational objectives that the Committee believes can contribute to sustainable growth over the long term.

For 2020, the Committee continued the use of targeted levels of EBITDA for the performance-based component of our annual incentive program. We define EBITDA as income from operations, excluding the impact of depreciation and amortization and adjusted for non-operational items as appropriate, such as those associated with acquisition-related charges and restructuring-related costs. The Committee decided that EBITDA was the appropriate metric as it is a better indicator of our business’ financial performance and is aligned with the metrics being provided to our investors as measurements of our current and future operational success. However, compensation for specified levels of EBITDA Growth in 2020 was weighted more heavily towards the performance of our core businesses and compensation for EBITDA Growth of our non-core business activities was limited and subject to a cap. Furthermore, in order to foster a culture of collaboration with a shared focus and commitment, the Committee determined that it would utilize EBITDA as the performance metric for all of our NEOs’ annual incentive programs in 2020, including Messrs. Crosby and Rau, who are primarily responsible for specific operating lines of sight.

The Committee also chose to continue its use of the PSP as a multi-year incentive compensation program that would serve as an overlay to the core annual compensation program and drive long-term growth in adjusted EPS (“EPS Growth”). Under the PSP, executives are granted an opportunity to earn a fixed-dollar target award of equity which is issued at the beginning of the three-year performance period. The PSP, granted in the form of RSUs for 2020, would be earned based on the level of EPS Growth achieved in 2022, the end of the three-year performance period, as modified by our ROIC to adjust, positively or negatively, the number of RSUs earned. The Committee believes that while EPS Growth reflects execution of our strategy to grow earnings, ROIC measures the efficiency with which our NEOs allocate capital resources to drive that growth, taking into account the quantity of earnings, the quality of earnings and investments that drive sustainable growth.

Base Salary

Base salary is the only fixed portion of our compensation program for our NEOs. The base salary for each NEO is based on various factors, including position, responsibility, experience, tenure and capacity for growth. In the beginning of 2020, the Committee reviewed the base salaries for our NEOs and determined to increase Mr. Kasbar’s salary from $900,000 to $1,000,000 to make his compensation more competitive with industry levels and to reflect his experience, tenure and contribution to the Company. However, due to the subsequent onset of the COVID-19 pandemic, Mr. Kasbar declined the salary increase.

Annual Incentive Program

The Committee’s design of the annual incentive compensation program is intended to promote investments in near-term and long-term growth opportunities, as well as motivate and reward annual performance. As such, the annual incentive program for each of Messrs. Kasbar, Birns, Smith, Crosby and Rau consisted of a mix of performance-based incentive awards based on annual EBITDA Growth as described above. Each NEO was also provided the opportunity to earn a strategic objective cash incentive award based on the individual’s performance against certain strategic operational and organizational objectives.

Performance-Related Incentive Awards – Company Profitability

In 2020, our performance-related annual incentive awards were structured so that they aligned all of our NEOs with a singular focus on driving growth in our core businesses and continuing to enhance operating efficiencies to improve scalability and reduce cost. Accordingly, each of our NEOs’ incentive compensation was based on growth in our EBITDA (“EBITDA Growth”) at the consolidated level, with a heavier weighting towards growth in our core businesses and the target set at stretch levels over the previous year. As in prior years, this incentive award was payable in cash and equity with the Committee establishing threshold levels at which each component would begin to be earned based on the EBITDA performance of our core businesses and, to a lesser extent, our non-core business activities. The Committee then established the amount of cash and equity that could be earned at the target and maximum performance levels.

2021 PROXY STATEMENT	43

Compensation Discussion and Analysis

In March of the following year, the Committee determines the extent to which the level of EBITDA performance was achieved and thereafter the dollar value of any cash or equity earned by each NEO. In the event that EBITDA Growth falls anywhere between the specified performance levels, linear interpolation is applied to determine the appropriate payout. The amount of equity granted is calculated by dividing the dollar amount earned by the NEO for EBITDA Growth by the closing price of our common stock on the NYSE on the date of issuance in March of the year following the performance year. Once issued, the equity vests ratably in annual installments over the following three years, beginning on the first anniversary of the grant date. The Committee believes that awarding a portion of the annual performance-related incentive award in equity that vests over time once earned further aligns our NEO’s interests with the interests of our shareholders and encourages executive decision-making that maximizes value creation over the long-term and leads to share price appreciation.

In early 2020, the Committee established the following threshold, target and maximum opportunities for our performance-related incentive awards and the amounts that would be paid in cash and equity. As in prior years, the Committee chose to use RSUs for the equity portion of the annual performance-related incentive award rather than restricted stock based on tax considerations.

Bonus Opportunity – EBITDA

NEO		Threshold	Target	Maximum
Michael J. Kasbar	Equity	$150,000	$800,000	$4,675,000
	Cash	225,000	1,200,000	3,825,000
	Total	375,000	2,000,000	8,500,000
Ira M. Birns	Equity	50,000	300,000	1,650,000
	Cash	75,000	400,000	1,350,000
	Total	125,000	700,000	3,000,000
Jeffrey P. Smith	Equity	40,000	240,000	1,430,000
	Cash	60,000	360,000	1,170,000
	Total	100,000	600,000	2,600,000
Michael J. Crosby	Equity	70,000	300,000	1,540,000
	Cash	105,000	400,000	1,260,000
	Total	175,000	700,000	2,800,000
John P. Rau	Equity	70,000	300,000	1,540,000
	Cash	105,000	400,000	1,260,000
	Total	175,000	700,000	2,800,000

The Committee then determined the performance levels of EBITDA at which the performance-related incentive awards could be earned by our NEOs, beginning with our income from operations for our core and non-core business activities calculated in accordance with generally accepted accounting principles, or GAAP, excluding depreciation, amortization and adjusting for non-operational items to the extent deemed appropriate by the Committee.

The following total EBITDA performance levels for 2020 were set pre-pandemic and based primarily on growth in our core businesses over the previous year and our confidential operating plan. As discussed above, the payout at each level of performance was heavily weighted towards the financial performance of our core businesses, with the target level representing significant EBITDA Growth, while the maximum performance level was intended to be extremely challenging, representing extraordinary annual growth. The payout resulting from EBITDA Growth in our non-core business activities meanwhile, was limited and subject to a cap.

Performance Level	EBITDA
Threshold	$368.9
Target	$431.9
Maximum	$555.4

44	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Strategic Objective Incentive Awards

As part of the annual incentive program, the Committee also rewards NEOs based on the achievement of certain objectives that support key strategic and operational areas of focus for the year. The Committee sets the maximum cash incentive at the beginning of the year and determines in March of the following year the percentage of cash compensation that will be awarded based on each NEO’s individual achievement of their respective objectives.

For 2020, each NEO’s strategic objectives initially related to key Company initiatives in areas such as enhancing various end-to-end processes to drive efficiency and scalability, as well as further developing our talent management practices that drive our performance culture. However, shortly after the onset of the COVID-19 pandemic, these objectives were reset to better reflect our priorities in light of the crisis. The modified objectives were the same for all of the NEOs and focused on areas such as the health and safety of our employees, cost management, restructuring our operations to improve operational effectiveness, and enhancing our cash position and available liquidity.

For 2020, the Committee set the following maximum cash incentive for each NEO based on the Committee’s review of the objectives as whole and each individual NEO’s contribution to achieving those objectives.

NEO	Maximum Cash Incentive
Michael J. Kasbar	$800,000
Ira M. Birns	300,000
Jeffrey P. Smith	300,000
Michael J. Crosby	350,000
John P. Rau	350,000

Long-Term Incentive Program

As discussed above, the Committee used the PSP equity award in 2020 based on the achievement of adjusted EPS Growth during the three-year performance period ending in 2022, as modified by our ROIC, in order to incentivize long-term growth. These performance metrics align with our strategic focus of driving sustainable growth, efficiently using our available capital and increasing the value of our common stock for shareholders.

For 2020, the Committee reviewed the structure of the PSP program and concluded that it would return to utilizing RSUs as the form of equity granted rather than SSARs as it had done in the previous two years. After reviewing market data and in consultation with the Committee’s compensation consultant, the Committee also decided to increase the target level compensation under the PSP for certain NEOs to provide a total direct compensation opportunity in line with industry levels. The Committee determined the threshold, target, excellence and maximum EPS Growth levels for the 2020 – 2022 performance period based on our internal targets and confidential operating plan. The maximum performance was set at a level that could only be attained when applicable results are exceptional and justify the higher bonus payout.

The Committee believes that this layering approach to long-term equity (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term growth in EPS and to share in increases in our market value, while maintaining effective use of our capital resources. For 2020, the PSP opportunity and the target number of RSUs granted by the Committee to each of our NEOs is as set forth below.

Performance-based Share Plan

	Performance RSUs
NEO	Target Grant Date Dollar Value	Target Number of RSUs
Michael J. Kasbar	$1,700,000	74,989
Ira M. Birns	700,000	30,878
Jeffrey P. Smith	500,000	22,056
Michael J. Crosby	350,000	15,439
John P. Rau	450,000	19,851

2021 PROXY STATEMENT	45

Compensation Discussion and Analysis

The Committee then established the ROIC performance levels that would be utilized to adjust the number of RSUs that would be earned within the ranges set forth below in respect of the level of EPS achieved for the performance period. In the event that performance falls anywhere between the foregoing levels, linear interpolation is applied to determine the appropriate payout.

Performance Level	Payout (% of target)
Threshold	40%–60%
Target	80%–120%
Excellence	120%–180%
Maximum	160%–200%

As additional incentive to drive shareholder value and further align his interests with that of our shareholders, the Committee also granted Mr. Kasbar service-based SSARs in March 2020 as part of his long-term incentive compensation program. The SSARs have a grant date fair value of $1,000,000 and an exercise price equal to our closing stock price on the date of grant. The SSARs vest on the third anniversary of the grant date and expire on the fifth anniversary of the grant date. For more information about these SSARs, see the “Grants of Plan-Based Awards” table below.

Determining 2020 Performance Results

In early March 2021, the Committee reviewed our financial performance for 2020 and the extent to which our NEOs achieved their strategic objectives. In determining how to address the impact of the pandemic on the 2020 executive compensation program, the Committee took into consideration its stated philosophy that compensation should align executives’ interests with those of shareholders and incentivize executives to take actions that are in our short- and long-term best interest. Furthermore, the Committee believed that its pay-for-performance philosophy required the use of a balanced approach to incentive compensation that took into consideration the enormous effort and operational excellence the NEOs demonstrated during the COVID-19 crisis.

In evaluating our 2020 financial performance, the Committee considered the significant impact the pandemic had on our customers and the overall global economy, which adversely affected our results of operations for 2020 in a manner that could not have been anticipated in the beginning of the year when the compensation targets were set. Despite these impacts on our business, the Committee determined that not paying any bonus in respect of the annual incentive program would not be appropriate given the extraordinary work done by the executives and all of our employees to guide the Company through the complex operating environment and significant challenges that arose throughout 2020.

In coming to this conclusion, the Committee acknowledged that the NEOs’ achievements during the year deserved recognition beyond the quantitative result implied by our financial performance in 2020. Specifically, the NEOs:

●	Ensured the safety of our employees by implementing our business continuity and emergency response plans in alignment with mandates from local authorities;
●	Took swift action to reduce our costs, including instituting a hiring freeze, travel restrictions and reducing professional fees, marketing expenses and other similar costs;
●	Rationalized our global office footprint by transitioning select offices to smaller or more cost-effective locations or in certain locations, to a permanently remote workforce;
●	Strengthened our balance sheet and generated more than $600 million of cash flow from operations, which enabled us to reduce our outstanding debt such that we were in a net cash position at the end of 2020;
●	Proactively managed customer credit risk in the volatile operating environment;
●	Successfully executed the sale of MSTS despite the significant volatility in the financial markets, resulting in gross cash proceeds at closing of approximately $300 million; and
●	Achieved a number of the initial goals we set in our sustainability journey, including publishing our inaugural Sustainability Report, establishing our carbon footprint for 2019 and taking actions that made our global operations carbon neutral for that year.

46	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Incentive Program	Metrics	Performance Results
Annual Incentive Program	Company Profitability – EBITDA Growth	The Company’s EBITDA Growth did not meet the threshold level of performance.
	Strategic Objectives	The NEOs had successfully accomplished substantially all of the specified objectives despite the challenging business conditions.
Long-Term Incentive Program	Adjusted EPS Growth

Annual Incentive Awards

Company Profitability.

The Committee reviewed our 2020 EBITDA performance and determined that our EBITDA Growth did not meet the threshold level of performance. However, the Committee believed it was appropriate to conduct a holistic assessment of management’s performance in 2020 based on the NEOs’ significant accomplishments despite the pandemic. After evaluating their performance, the Committee decided, in consultation with its compensation consultant, that the NEOs were deserving of a payout higher than the formulaic results of the incentive award.

Accordingly, the Committee exercised discretion and determined that the EBITDA performance related incentive award would pay out at 40% of target, with half of such amount payable in cash and the remainder payable in the form of RSUs, subject to ratable service-based vesting over a three-year period. The Committee believes this payout is reasonable when weighing the impact of COVID-19 on our financial performance in 2020 with the exceptional achievements of the management team despite the challenges arising from the crisis.

Accordingly, our NEOs received the following payouts under the cash and equity portions of the annual incentive awards:

	2020 Annual Incentive Award Payout EBITDA
NEO	Cash	Equity*
Michael J. Kasbar	$400,000	11,192
Ira M. Birns	140,000	3,918
Jeffrey P. Smith	120,000	3,358
Michael J. Crosby	140,000	3,918
John P. Rau	140,000	3,918

*	The equity portion was issued on March 15, 2021 in the form of RSUs that vest ratably on the first, second and third anniversaries of the grant date to further align the interests of our NEOs and our shareholders.

Strategic Objectives.

The Committee also reviewed the NEOs’ actions in respect of the modified strategic objectives for 2020 and determined that the NEOs had successfully accomplished substantially all of the specified objectives despite the challenging business conditions. However, the Committee concluded that it would exercise negative discretion to payout the strategic objective cash incentive awards at 80%, such that Mr. Kasbar received $640,000, Messrs. Birns and Smith each received $240,000, and Messrs. Crosby and Rau each received $280,000.

2021 PROXY STATEMENT	47

Compensation Discussion and Analysis

Long-Term Incentive Awards

The 2020 financial year was the final year of the three-year performance period for the PSP award granted to our NEOs in 2018 (the “2018 PSP”). The 2018 PSP had been issued in the form of performance-based SSARs and the exercise price of the SSARs was set at a fifteen percent (15%) premium to the closing price of our common stock on the date of grant. The Committee did not make any pandemic-related changes to the EPS Growth performance levels for the 2018 PSP.

In determining our EPS Growth for 2020, the Committee adjusted our EPS for non-operational items such as acquisition-related charges, restructuring-related costs, discrete tax items and gains or losses on business dispositions or extinguishment of debt. As a result, the Committee determined that EPS Growth had been achieved such that the NEOs would earn a payout equal to 71% of the target number of SSARs. However, taking into consideration the challenges facing the business, the Committee determined that it would exercise negative discretion and reduce the final payout to the threshold performance level at 50% of target as set forth below.

Performance Level	Adjusted EPS	2018 PSP SSARs Earned
Threshold	$2.24	50% of Target
Target	$2.41	100% of Target
Maximum	$2.79	200% of Target
2020 Result	$2.31	71% of Target
Final Payout after Negative Discretion		50% of Target

In addition, Mr. Smith had previously been granted a performance-based RSU award with a target grant date fair value of $1,500,000 in connection with his appointment as Executive Vice President and Chief Operating Officer in October 2017 (the “Smith Performance RSU”). The vesting of the Smith Performance RSU was based on the same three-year performance period and EPS Growth metrics applicable to the 2018 PSP. Accordingly, the Committee applied the same adjustments to EPS Growth as the 2018 PSP and exercised negative discretion to reduce the ultimate payout of the Smith Performance RSU to the threshold level of performance. See “Outstanding Equity Awards at Fiscal Year-End” beginning on page 54 of this proxy statement for additional information about these awards.

The Committee did not make any changes or adjustments to the performance levels required under the 2019 – 2021 PSP awards or the 2020 – 2022 PSP awards. Furthermore, since the three-year performance periods for these PSP awards have not yet passed, the Committee did not make a determination with respect to our EPS Growth for those awards.

Special Recognition Award

From time to time, the Committee uses special awards to recognize extraordinary performance not previously contemplated at the beginning of the compensation setting process. For 2020, the Committee considered Mr. Birns’ efforts in significantly improving our liquidity profile during the challenging and uncertain times brought on by COVID-19 through, among other things, successfully completing the sale of MSTS, managing our credit exposures to minimize losses, as well as restructuring certain of our financing facilities to provide more favorable terms. As a result, the Committee awarded Mr. Birns in March 2021 a one-time discretionary award of $200,000 payable in cash and $200,000 in the form of RSUs, which vest ratably in annual installments over a three-year period.

Employee Benefits and Executive Perquisites

We provide only standard employee benefits and limited perquisites to our NEOs. These are described below and reflected in the “2020 All Other Compensation” table and the accompanying footnotes. The total amount of employee benefits and executive perquisites provided to the NEOs during 2020 represents only a small percentage of each NEO’s total compensation and are comprised of those benefits which we believe are necessary to attract and retain executives. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement and Deferred Compensation

We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2020, the maximum employee elective contribution to the 401(k) Plan was $19,500, plus an additional $6,500 for employees who were at least 50 years old in 2020. For 2020, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan.

48	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDC, that we offer to other senior employees based in the United States (“U.S.”). As discussed under “Non-Qualified Deferred Compensation” later in this proxy, pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDC. During 2020, only Mr. Smith contributed to the NQDC.

In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under Section 162(m) of the Code (“Section 162(m)”) for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar’s employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

Other Benefits and Perquisites

Our NEOs are eligible for the same health and welfare benefits as are available to all our eligible employees during active employment. These benefits include medical, dental, vision, short- and long-term disability, term life insurance and accidental death and dismemberment coverage. Our NEOs also receive additional individual disability insurance coverage and are eligible for executive life insurance coverage. We pay the entire cost of coverage of the term life insurance and executive life insurance, as well as short-term disability for our NEOs, and for Messrs. Kasbar and Birns, a portion of the cost of coverage for medical and dental insurance. Additionally, Messrs. Kasbar, Birns, Crosby and Rau are provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings. Mr. Smith was provided relocation services when he joined the Company in November 2017 and transitioned to our headquarters in Miami, Florida, which ended in 2020.

Agreements with Executives

Our Committee believes that it is important to protect our intellectual capital. However, we do not have an employment agreement with any of our NEOs except for Mr. Kasbar, which has been in place since 2008. Rather, our other NEOs are parties to severance agreements or participate in our executive severance policy that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such arrangements following termination of employment. The Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 56 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Equity Grant Practices

Our equity grant policy provides that equity grants made to NEOs related to prior year performance will be effective on March 15 of each year. Retention, promotion and performance share awards are typically granted in March of each year on the 15th or 31st. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10 and November 10.

Under the terms of the 2016 and 2020 Omnibus Plans, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

2021 PROXY STATEMENT	49

Compensation Discussion and Analysis

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) generally limits the U.S. federal income tax deduction for compensation paid to each of our NEOs to a maximum of $1 million in any calendar year (the “Deduction Limit”). For fiscal years prior to 2018, we were also permitted to deduct compensation to our NEOs in excess of the Deduction Limit (other than our Chief Financial Officer, who prior to 2018 was not subject to the Deduction Limit), if the compensation qualified as “performance-based” as defined under Section 162(m). To qualify as performance-based, certain pre-established objective performance goals or certain other conditions were required to be met. The Committee has generally sought to structure incentive awards for our NEOs in a manner that preserved the tax deductibility of the compensation under the performance-based exemption. However, with the enactment of the Tax Cuts and Jobs Act in December 2017, the performance-based exception was eliminated, other than with respect to payments made pursuant to certain grandfathered arrangements.

While the Committee considers tax implications as a factor in determining executive compensation, the Committee will continue to link pay with performance and consider other factors as noted above, including the long-term interests of our shareholders and other stakeholders. Accordingly, the Committee retains the flexibility to structure, where appropriate, compensation arrangements that are consistent with the goals of our executive compensation program, even if the awards are not deductible for tax purposes.

Accounting for Share-Based Compensation

Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award. We expense the cost of our NEOs’ equity-based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC)—”Compensation—Stock Compensation”.

Stock Ownership Policies

The Committee has adopted robust stock retention requirements and stock ownership guidelines to align the interests of our NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company’s success.

Stock Retention Requirement

Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All our NEOs are in compliance with these retention requirements.

Stock Ownership Requirement

Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7x
Chief Financial Officer and Chief Operating Officer	5x
All Other Executive Officers	3x

The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

50	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, such as dispositions due to court-ordered domestic relations orders, or in the event of extreme volatility in the Company’s stock price. All of our NEOs are in compliance with the policy for 2020.

Our directors are also subject to stock ownership requirements as described on page 33 of this proxy statement under “Director Stock Ownership Guidelines.”

Derivatives, Hedging and Pledging Transactions

We prohibit our directors, executive officers, employees and their respective related persons from engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We also do not allow our directors, executive officers, and employees to buy or sell publicly traded options based on our common stock or to engage in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of our Chief Legal Officer and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer’s respective stock ownership requirement.

Compensation Committee Report on 2020 Executive Compensation

The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

2021 PROXY STATEMENT	51

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the “total compensation” of our NEOs for the fiscal years ended December 31, 2020, 2019, and 2018 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Option Awards(1)(2)		Non-Equity Incentive Plan Compensation(3)	Change in Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Michael J. Kasbar Chairman, President and Chief Executive Officer	2020	$900,000	$3,532,077	$1,000,001		$1,040,000	$5,146	$37,733	$6,514,957
	2019	900,000	1,762,873	2,000,007	(6)	2,393,903	5,569	37,705	7,100,057
	2018	900,000	134,247	2,000,007		1,812,748	2,059	36,041	4,885,102
Ira M. Birns Executive Vice President and Chief Financial Officer	2020	600,000	1,420,139	—		580,000	—	26,376	2,626,515
	2019	600,000	695,106	500,002		974,614	—	25,815	2,795,537
	2018	600,000	60,423	500,002		718,397	—	25,117	1,903,940
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	2020	600,000	1,220,145	—		360,000	—	19,832	2,199,977
	2019	600,000	695,106	500,002		929,614	—	95,593	2,820,315
	2018	600,000	—	500,002		718,397	—	111,211	1,929,610
Michael J. Crosby Executive Vice President, Global Land	2020	500,000	812,266	—		420,000	—	22,360	1,754,626
	2019	500,000	471,971	300,001		918,129	—	21,660	2,211,762
	2018	500,000	134,247	300,002		847,303	—	21,431	1,802,983
John P. Rau Executive Vice President, Global Aviation and Marine	2020	600,000	912,286	—		420,000	—	23,364	1,955,650
	2019	589,583	471,971	300,001		1,267,948	—	23,016	2,652,519
	2018	539,583	134,247	300,002		1,032,673	—	22,198	2,028,704
(1)	The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to RSUs and SSARs granted to the NEOs. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the 2020 Omnibus Plan and the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 to the consolidated financial statements for each of the fiscal years presented in Item 15 of the respective annual reports on Form 10-K.
(2)	For 2020, the Stock Awards column for the NEOs reflects the RSUs issued in connection with the 2019 annual incentive program based on EBITDA Growth that were awarded in March 2020, as well as the three-year performance RSUs that were granted in March 2020 under the PSP program. A determination of the amount of the performance RSUs, if any, that will be earned based on our EPS Growth over the period will be made in March 2023. See “Grants of Plan Based Awards Table” for more information.
(3)	This amount reflects an annual cash incentive award earned by each NEO for their performance in 2020, as well as the strategic objective cash incentive awards earned by each NEO based upon their achievement of the 2020 strategic objectives. For Mr. Birns, this amount also includes the cash portion of the special recognition award he received for his performance in 2020.
(4)	Reflects interest accrued in connection with a portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, which was deferred pursuant to a provision of his previous employment agreement that provided that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal (the “Kasbar Accrued Interest”). The portion reflected in this column is the portion of the Kasbar Accrued Interest that constitutes “above market earnings” within the meaning of the applicable SEC rules. The full amount of the Kasbar Accrued Interest is reflected in the “Non Qualified Deferred Compensation Table” on page 55 of this proxy statement.
(5)	Details of the 2020 amounts set forth in this column are included in the “2020 All Other Compensation Table” on page 53 of this proxy statement. For Mr. Kasbar, the 2018 amount in this column previously included the full amount of the Kasbar Accrued Interest in the amount of $10,070. The “above market earnings” portion of the Kasbar Accrued Interest for such year is now reflected in the “Change in Non Qualified Deferred Compensation Earnings” column of this table.
(6)	This amount includes the grant date fair value of a service-based award to Mr. Kasbar of 145,349 SSARs, which vest in March 2023.

52	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

2020 All Other Compensation

Name	Insurance & Health Benefits(1)	Country Club Membership Dues	Matching Contributions to 401(k)(2)	Short-Term Travel and Housing Allowance(3)	Total
Michael J. Kasbar	$15,701	$13,482	$8,550	$—	$37,733
Ira M. Birns	11,984	5,842	8,550	—	26,376
Jeffrey P. Smith	10,377	—	7,125	2,330	19,832
Michael J. Crosby	7,968	5,842	8,550	—	22,360
John P. Rau	8,972	5,842	8,550	—	23,364
(1)	The amounts shown in this column reflect premiums associated with individual disability insurance and executive life insurance, both of which are available for our management-level employees, and for Messrs. Kasbar and Birns, certain health insurance reimbursements.
(2)	The amounts shown in this column reflect our matching contributions under our 401(k) plan, which is available for all Company employees. For more information about our 401(k) Plan, please see the discussion under “Retirement and Deferred Compensation” on page 48 of this proxy statement.
(3)	The amount shown in this column reflects a reimbursement of certain relocation-related expenses.

Grants of Plan-Based Awards

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Committee Approval	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Michael J. Kasbar	n/a	3/12/2020	225,000	(5)	1,200,000	(5)	3,825,000	(5)
	n/a	3/12/2020	—	(6)			800,000	(6)
	3/15/2020	3/12/2020							14,998	37,495	74,989				850,012
	3/15/2020	3/12/2020											145,349	23.39	1,000,001
	3/15/2020	3/12/2020										80,815			1,832,076
Ira M. Birns	n/a	3/12/2020	75,000	(5)	400,000	(5)	1,350,000	(5)
	n/a	3/12/2020	—	(6)			300,000	(6)
	3/15/2020	3/12/2020							6,176	15,439	30,878				350,003
	3/15/2020	3/12/2020										31,766			720,135
Jeffrey P. Smith	n/a	3/12/2020	60,000	(5)	360,000	(5)	1,170,000	(5)
	n/a	3/12/2020	—	(6)			300,000	(6)
	3/15/2020	3/12/2020							4,411	11,028	22,056				250,005
	3/15/2020	3/12/2020										31,766			720,135
Michael Crosby	n/a	3/12/2020	105,000	(5)	400,000	(5)	1,260,000	(5)
	n/a	3/12/2020	—	(6)			350,000	(6)
	3/15/2020	3/12/2020							3,088	7,720	15,439				175,013
	3/15/2020	3/12/2020										20,391			462,264
John Rau	n/a	3/12/2020	105,000	(5)	400,000	(5)	1,260,000	(5)
	n/a	3/12/2020	—	(6)			350,000	(6)
	3/15/2020	3/12/2020							3,970	9,926	19,851				225,023
	3/15/2020	3/12/2020										20,391			462,264
(1)	The amounts shown reflect the performance RSU awards issued under the PSP at the threshold, target and maximum levels based on the EPS Growth, as modified by our ROIC, for the three-year period beginning on January 1, 2020 and ending on December 31, 2022. Depending on the percentage of ROIC achieved for the period, the range of payout based on EPS Growth will be as follows: (i) threshold—40% to 60% of target, (ii) target—80% to 120% of target, (iii) maximum—160% to 200% of target. For purposes of this table, the lowest level of the threshold range, the mid point of the target range and the highest level of the maximum range is assumed. Please see the discussion regarding the compensation programs for the NEOs beginning on page 43 of this proxy statement for additional information.

2021 PROXY STATEMENT	53

Executive Compensation Tables

(2)	The amounts shown reflect the RSUs issued as the 2019 annual performance related equity incentive awards based on our 2019 adjusted EBITDA of $409.2 million. These RSUs are thereafter subject to service based vesting and vest one third annually beginning March 2021.
(3)	The amount shown reflects a service based SSAR award that will vest on the third anniversary of the grant date in March 2023. Please see the discussion regarding this award on page 46 of this proxy statement for additional information.
(4)	The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2020 Omnibus Plan and the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.
(5)	The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2020 annual performance-related cash incentive awards. For 2020, our EBITDA Growth did not meet the threshold level of performance. However, for the reasons set forth in the narrative discussion above, the Committee applied discretion and determined that the performance-related incentive awards were earned at 40% of target, half of which was payable in cash and the remainder in the form of RSUs that vest ratably over a three-year period. Please see the discussion regarding the compensation programs for the NEOs beginning on page 43 of this proxy statement for additional information.
(6)	The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards. For 2020, the NEOs achieved substantially all of their strategic objectives, however, the Committee exercised negative discretion and reduced the amounts payable to 80% of the incentive opportunity. Please see the discussion regarding the compensation programs for the NEOs beginning on page 43 of this proxy statement for additional information.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2020, for our NEOs.

		Option Awards					Stock Awards
				Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options(2) (#)					Equity Incentive Plan Awards
	Equity Award Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Name		Exercisable	Unexercisable(1)
Michael J. Kasbar	03/31/2016	100,000			48.58	3/31/2021
	03/31/2017	113,507			36.25	3/31/2022
	03/15/2018		152,439		27.52	3/15/2023	1,870	58,269
	03/15/2019		109,290		29.68	3/15/2024	39,598	1,233,874
	03/15/2020		145,349		23.39	3/15/2025	80,815	2,518,195	29,996	934,663
	03/15/2018			93,284	27.52	3/15/2023
	03/15/2019			43,716	29.68	3/15/2024
Ira M. Birns	03/15/2018			46,642	27.52	3/15/2023	842	26,237
	03/15/2019			21,858	29.68	3/15/2024	15,614	486,532
	03/15/2020						31,766	989,829	12,351	384,863
Jeffrey P. Smith	11/10/2017						37,300	1,162,268	27,975	871,685
	03/15/2018			46,642	27.52	3/15/2023
	03/15/2019			21,858	29.68	3/15/2024	15,614	486,532
	03/15/2020						31,766	989,829	8,822	274,906
Michael J. Crosby	03/31/2016						6,862	213,820
	03/15/2018			27,985	27.52	3/15/2023	1,870	58,269
	03/15/2019			13,115	29.68	3/15/2024	10,602	330,358
	03/15/2020						20,391	635,384	6,176	192,432
John P. Rau	03/31/2016						6,862	213,820
	03/15/2018			27,985	27.52	3/15/2023	1,870	58,269
	03/15/2019			13,115	29.68	3/15/2024	10,602	330,358
	03/15/2020						20,391	635,384	7,940	247,423
(1)	The SSARs vest on the third anniversary of the grant date, subject to earlier vesting upon a change of control or qualifying termination of employment.

54	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

(2)	This amount reflects the number of Performance SSARs or RSUs, as applicable, that would be earned by the NEO based on the threshold level of performance for the three-year period beginning with the year of the grant. Any earned portion will vest on the date after December 31st of the third year of the performance period, for which the Committee certifies in writing the extent to which the requisite performance level has been achieved for the performance period based upon our audited financial statements, but in no event later than March of that year.
(3)	The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, except for the RSUs granted to Messrs. Crosby and Rau on March 31, 2016 and Mr. Smith on November 10, 2017, each of which vest in three equal annual installments beginning on the third anniversary of the grant date. All of these RSUs are subject to earlier vesting upon a change of control or qualifying termination of employment.
(4)	The amounts in this column are based on the closing price of our common stock on December 31, 2020 of $31.16.

2020 Stock Vested

The following table sets forth the stock vested during the year ended December 31, 2020 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Michael J. Kasbar	66,358	$1,504,336
Ira M. Birns	25,407	575,977
Jeffrey P. Smith	26,455	711,815
Michael J. Crosby	30,775	726,949
John P. Rau	33,042	779,543
(1)	The amounts shown in this column reflect the number of shares of restricted stock or RSUs that vested for each NEO. Upon vesting, we withheld a sufficient number of shares to cover the NEOs tax liability associated with the vesting. Thereafter, each of the NEOs received the following number of net shares of our common stock: Mr. Kasbar—40,245, Mr. Birns—6,257, Mr. Smith—17,215, Mr. Crosby—21,360, and Mr. Rau—20,037.
(2)	The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the NEO, such amount will depend on the price at which the acquired shares are ultimately disposed of by the NEO.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDC. Pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDC. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Participants may elect, depending on whether their termination is in connection with retirement or otherwise, to receive deferred amounts in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments. However, these payments are accelerated upon a change of control or the death of the participant.

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2020 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1)	$—		$9,213	$251,163
Jeffrey P. Smith	1,286,653	(2)	619,410	3,644,709
(1)	Mr. Kasbar’s prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar’s employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. The portion of these earnings in the last fiscal year that constitute “above market earnings” within the meaning of the applicable SEC rules, is reflected in the “Summary Compensation Table” on page 52 of this proxy statement.
(2)	Represents the amount Mr. Smith contributed to the NQDC during 2020. For more information on the NQDC, see “Retirement and Deferred Compensation” beginning on page 48 of this proxy statement.

2021 PROXY STATEMENT	55

Executive Compensation Tables

Potential Payments upon Termination of Employment or Change of Control

Our employment agreement with Mr. Kasbar (the “Kasbar Agreement”) and executive severance agreement with Mr. Birns (the “Birns Agreement”) each provides for the payment of certain compensation and benefits in the event of the termination of the executive’s employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreements with each of Messrs. Crosby and Rau in connection with their promotions to executive officers, our Board adopted an Executive Severance Policy (“ESP”) applicable to Messrs. Crosby and Rau and other executives that the Committee may subsequently designate as a participating executive (“ESP Executive”). Upon his appointment as our Executive Vice President and Chief Operating Officer in October 2017, Mr. Smith was designated as an ESP Executive. The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives’ employment in certain specified circumstances.

Each of the Kasbar Agreement, the Birns Agreement and the ESP provides for certain benefits (1) if the NEO’s employment is terminated due to death or disability, (2) if the NEO’s employment is terminated by the Company without “cause” (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with “good reason” (as that term is defined in the relevant agreement or arrangement, which for Messrs. Crosby and Rau is within two (2) years after a Change of Control has occurred). If the employment of any of the four covered NEOs is terminated without “cause” or for “good reason” within two (2) years after a Change of Control, then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

Termination Without Cause

Kasbar Agreement—Under the Kasbar Agreement, “cause” means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which results or is intended to result in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (ii) through (v) the failure to cure such breach); or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

Birns Agreement—Under the Birns Agreement, “cause” means, as reasonably determined by us in good faith, (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board that are consistent with his position in each case, which he fails to cure promptly; (ii) any willful and material breach of our Code of Conduct or any other Company policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is any felony or is a misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement which by its nature, cannot be cured under (i).

ESP—Under the ESP, “cause” means, as determined by the Committee in good faith, (i) the failure by the ESP Executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the ESP Executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the ESP Executive of any Company policy; (v) any act by the ESP Executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the ESP Executive’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the ESP Executive.

None of the agreements or arrangements provide for any payment of severance or other post-termination benefits in the case of a termination for “cause”, although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

56	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

Termination for Good Reason

Kasbar Agreement—Under the Kasbar Agreement, “good reason” means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent failure that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the Kasbar Agreement; (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status; and (vi) a voluntary termination by Mr. Kasbar for any reason within 30 days following the first anniversary of a change of control.

Birns Agreement—The definition of “good reason” in the Birns Agreement means the occurrence of any of the following (i) the assignment of any duties to the executive that are materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith and that is thereafter remedied by us; (ii) any reduction in, or failure to pay his base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive with bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County, Florida.

ESP—The definition of “good reason” under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a “Change of Control” (as defined in the ESP). Specifically, an ESP Executive will have the ability to terminate his or her employment with “good reason” upon the happening of any of the following within two years after a “Change of Control”: (i) the assignment to the executive of any duties materially inconsistent with his or her position, authority, duties or responsibility or any other action by us that results in a material diminution in his or her position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied by us; (ii) any reduction in, or failure to pay the executive’s base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his or her bonus (under any incentive plan) and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure by us not occurring in bad faith or a failure by us that would not result in a material negative change to the executive; or (iv) if we require the executive to be based at any office or location that is not our corporate headquarters or outside of Miami-Dade or Broward County, Florida. In addition, “good reason” does not include any circumstances that are remedied by us after notice from the executive or the executive does not actually terminate employment within 6 months of the initial existence of any of the circumstances in (i)-(iv) above.

Change of Control

Under the Kasbar Agreement, the Birns Agreement and the ESP, a “change of control” is deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning, directly or indirectly, less than 51% of the total voting power of the capital stock of the surviving entity; (iii) our current Board ceases to make up at least ⅔ of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director whose election, or nomination for election, was approved by a vote of at least ⅔ of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred, if we enter into an agreement or series of agreements or our Board passes a resolution that will result in the occurrence of any of the matters listed in (i)-(iv) above and Mr. Kasbar’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the occurrence of any of the foregoing maters in (i)-(iv) above; provided further, that such change of control will be deemed to have retroactively occurred on the date of the execution of the earliest of such agreements or the passage of such resolution.

2021 PROXY STATEMENT	57

Executive Compensation Tables

Severance Payments and Benefits

Kasbar Agreement—As set forth in the table below, upon the occurrence of a termination by Mr. Kasbar for “good reason”, by the Company without “cause”, following a “change of control” or non-renewal, we will make the following payments:

(i)	the Accrued Obligations (as defined in the Kasbar Agreement);
(ii)

an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date, paid in accordance with our standard payroll practices;

(iii)	(a)

continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

(b)

after Mr. Kasbar is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to Mr. Kasbar and his immediate family until Mr. Kasbar turns 65 or, if earlier, the date on which neither Mr. Kasbar nor his surviving spouse is living, subject to certain exclusions, provided that the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

(iv)	a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period

Upon the occurrence of a termination by Mr. Kasbar without “good reason”, by the Company for “cause” or by the Company due to Mr. Kasbar’s death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

Birns Agreement and ESP—As set forth in the table below, under the Birns Agreement and the ESP, upon the occurrence of a termination by the Company without “cause” or by the executive for “good reason” we will make the following payments:

(i)

an amount equal to accrued but unpaid base salary and benefits (including accrued but unused vacations) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination, in the case of an ESP Executive;

(ii)	any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;
(iii)

a prorated bonus for the calendar year in which the executive’s employment is terminated, however, no prorated bonus will be paid if the executive’s termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;

(iv)

continued health insurance coverage in effect as of the termination date for the executive and his or her immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and

(v)

in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Committee) of the executive’s base salary as of the termination date, which will be paid, in either case, to each executive in regular payroll installments over a 24-month period following termination.

Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Messrs. Smith, Crosby and Rau will be entitled to the payments specified in (i)-(iv) above.

58	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

Potential Payments Upon Termination Table

The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) termination by the Company for “cause” or by the executive without “good reason”, (2) termination by the Company without cause, (3) termination by the executive for “good reason”, (4) termination by the Company without “cause” or by the executive for “good reason” within two (2) years of a “change of control”, and (5) termination due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2020. In order to receive the benefits set forth below, an executive must satisfy any post-termination obligations and certain restrictive covenants for a specified period of time after the termination event for any cash severance payment to be made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Total(4)
Michael J. Kasbar
Termination by Company for Cause or by Executive Without Good Reason	$—	$—	$—	$—
Termination by Company Without Cause(5) or by Executive for Good Reason	3,000,000	1,440,000	11,652	4,451,652
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	5,000,000	1,440,000	11,652	6,451,652
Death or Disability	—	1,440,000	—	1,440,000
Ira M. Birns
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause or by Executive for Good Reason	1,200,000	920,000	40,445	2,160,445
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	1,200,000	920,000	40,445	2,160,445
Death or Disability	—	920,000	—	920,000
Jeffrey P. Smith
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	600,000	240,000	40,445	880,445
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	600,000	480,000	40,445	1,120,445
Death or Disability	—	480,000	40,445	520,445
Michael J. Crosby
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	1,000,000	280,000	47,749	1,327,749
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	1,000,000	560,000	47,749	1,607,749
Death or Disability	—	560,000	47,749	607,749
John P. Rau
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	1,200,000	280,000	35,279	1,515,279
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	1,200,000	560,000	35,279	1,795,279
Death or Disability	—	560,000	35,279	595,279
(1)

The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant event. For Messrs. Birns, Smith, Crosby and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2020), payable over a 24-month period.

(2)

The amounts in this column are the bonuses payable to the NEO, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the NEO’s employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2020. For Messrs. Smith, Crosby, and Rau this amount reflects the amounts earned by the NEO for the year-ended December 31, 2020, other than any bonuses that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability or upon a termination without cause or for good reason within the two-year period following a change of control.

(3)

Each NEO is entitled to receive continuation of their medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period and for purposes of this table, we have assumed the maximum premiums would be paid. Mr. Kasbar will turn 65 in July 2021 and therefore, his amount only reflects the cost of COBRA premiums until such time.

2021 PROXY STATEMENT	59

Executive Compensation Tables

(4)	The totals in this column do not include (i) additional amounts payable to the executive under the Company’s other employment programs that are applicable to all employees and (ii) any amounts that may be realized upon acceleration of outstanding equity to the extent that such executive is terminated, including after a “change of control”. Specifically, in accordance with the Company’s policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned bonus upon any separation from us. Please see “Non-Qualified Deferred Compensation” table beginning on page 55 for an explanation of this amount.
(5)	If Mr. Kasbar’s employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without “cause”.
(6)	As discussed above, our ESP defines “good reason” to have occurred only if certain events have happened within two years after a “change of control” has occurred. Consequently, for Messrs. Smith, Crosby, and Rau, any termination by him of his employment absent a “change of control” will be deemed a Termination without “good reason”.

Equity Treatment

Our outstanding equity awards are subject to a “double trigger” in the event of a Change of Control where the awards are replaced or substituted by the acquiror. Consequently, in addition to the amounts set forth in the table above, outstanding equity held by each of the NEOs would only accelerate to the extent that such executive was terminated in the two years following a “change of control”. Specifically, (i) our outstanding service-based SSARs would vest and be exercisable until the earlier of (a) two years plus 90 days following the termination date or (b) the expiration date, (ii) our service-based RSUs would vest and (iii) our outstanding RSUs and SSARs granted under any PSP would vest at either target or actual, as determined by the Committee, depending on the date of termination. Any PSP SSARs are thereafter exercisable until the earlier of: (a) one year after the termination date, or (b) the expiration date. With respect to any of the SSARs that vest as set forth above, the executive would be entitled to receive shares with a value equal to the difference between the exercise price of the SSAR, which ranges from $23.39 to $48.58, and the closing price of our common stock on the date of exercise.

Our equity award agreements further provide that the outstanding equity awards held by our NEOs will pro-rata accelerate upon a termination without “cause” or upon death or disability. Mr. Kasbar’s employment agreement also provides that, in addition to the conditions for acceleration set forth above, the outstanding equity held by him will accelerate upon a termination with “good reason” or upon the non-renewal of his employment agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Michael J. Kasbar.

As of December 31, 2020, our employee population consisted of approximately 4,300 individuals working at the Company and our subsidiaries, of which approximately 1,900 were located in the U.S. (and approximately 2,400 were located outside the U.S.). We selected December 31, 2020, the last day of our fiscal year, as the determination date for identifying the median employee.

In 2020, we identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2020) paid to all of our employees globally (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Based on this methodology, the median employee in 2020 was a full-time, salaried employee in the U.S.

Once we identified our 2020 median employee, we then calculated the 2020 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2020 was approximately $65,000. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 100 to 1.

60	WORLD FUEL SERVICES CORPORATION

PROPOSAL NO. 2
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long term strategic objectives and (iv) align executives’ interests with those of our shareholders.

Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on a non-binding, advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 36 of this proxy statement, and the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.

The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

●Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.
●Long-term equity compensation aligns executives’ and shareholders’ interests. Our NEOs receive equity awards, which generally have multi-year vesting requirements.

Accordingly, we are asking our shareholders to vote, in an advisory manner, “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation SK, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.”

VOTE REQUIRED

The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO
OUR NEOS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION
AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED
ABOVE IN THIS PROXY STATEMENT.

2021 PROXY STATEMENT	61

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee appoints, compensates, retains and oversees our auditors. The committee engages in an annual evaluation of the independent registered certified public accounting firm, or “independent auditor,” its qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent auditor.

The Audit Committee has selected PwC to serve as our independent auditor for 2021. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2021. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent auditor, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2021 FISCAL YEAR

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and fees billed for other services rendered by PwC during those periods.

Services Rendered

	(in millions)
	2020	2019
Audit Fees(1)	$6.2	$7.0
Audit-Related Fees(2)	0.2	0.1
Tax Fees(3)	2.1	2.5
All Other Fees	—	—
Total	$8.5	$9.6

(1)	These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.
(2)	These amounts represent fees for professional services rendered in connection with service organization control reports in each of 2020 and 2019, as well as fees associated with the filing of our Form S-8 registration statement in 2020.
(3)	This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

62	WORLD FUEL SERVICES CORPORATION

Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence. There are two types of pre-approvals under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services: (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2020 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2020 fiscal year for filing with the SEC.

In determining whether to reappoint PwC as our independent registered certified public accounting firm for 2021, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

●	PwC’s capabilities to handle the breadth and complexity of our global operations;
●	PwC’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
●	the quality and candor of PwC’s communications with the Audit Committee and management;
●	external data on the firm’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;
●	the performance of the lead engagement partner and the other professionals on our account; and
●	the appropriateness of PwC’s fees based on the scope of activities.

In light of the Audit Committee’s views on the performance of PwC, it is the Audit Committee’s belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered certified public accounting firm for fiscal year 2021 and recommends that shareholders ratify the appointment at the Annual Meeting.

John L. Manley, Chairman
Jorge L. Benitez, Member
Richard A. Kassar, Member

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

2021 PROXY STATEMENT	63

PROPOSAL NO. 4
APPROVAL OF THE 2021 OMNIBUS PLAN

Effective March 12, 2021, the Board approved the adoption of the World Fuel Services Corporation 2021 Omnibus Plan (the “2021 Plan” or the “Plan”), subject to approval by our shareholders. The Board of Directors adopted the 2021 Plan as a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract new employees, executives and directors, to further the goal of retaining and motivating employees and directors and to align such individuals’ interests with those of our shareholders.

The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture, which is an essential element of our overall compensation philosophy. We believe that equity compensation motivates individuals to create shareholder value since the value they ultimately realize from such compensation is based on our stock performance. As described in greater detail below, the Board believes that the effective use of equity-based compensation and performance-based compensation has been integral to our success in the past and is a key component of our ability to drive strong performance in the future. Accordingly, the Board is seeking shareholder approval of the 2021 Plan. The summary that follows represents the principal terms of the 2021 Plan in the event it is approved by the shareholders.

The following information regarding the 2021 Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the 2021 Plan. The following description of the 2021 Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2021 Plan. The text of the 2021 Plan is attached as Annex A to this proxy statement. You are urged to read the 2021 Plan.

VOTE REQUIRED
Under the NYSE rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE WORLD FUEL SERVICES CORPORATION 2021 OMNIBUS PLAN

General Plan Information

The 2021 Plan is intended to replace our 2020 Omnibus Plan (the “2020 Plan”). No new awards will be granted under the 2020 Plan upon approval of the 2021 Plan by our shareholders, however, outstanding awards under the 2020 Plan will continue to be governed by the terms of the 2020 Plan until exercised, settled, expired or otherwise terminated or canceled. If the 2021 Plan is approved, the number of shares of our common stock (the “Stock”) that will be available for issuance under the 2021 Plan pursuant to any form of equity awards permitted under the 2021 Plan will be equal to the sum of (a) 2.85 million shares of Stock plus (b) any shares of Stock remaining available for future awards under the 2020 Plan on the date the 2021 Plan is approved by the Company’s shareholders (of which there were 0.7 million shares of Stock remaining available for future awards under the 2020 Plan as of December 31, 2020); plus (c) any shares of Stock with respect to awards that were granted under the 2021 Plan, the 2020 Plan, our 2016 Omnibus Plan (the “2016 Plan”) or our 2006 Omnibus Plan (the “2006 Plan” and together with the 2016 Plan and 2020 Plan, the “Prior Plans”) that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2021 Plan is approved by the Company’s shareholders. However, shares of Stock with respect to awards under the 2021 Plan or the Prior Plans that are withheld or tendered or not issued to the Participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2021 Plan or any award under a Prior Plan would not become available for issuance pursuant to the 2021 Plan.

64	WORLD FUEL SERVICES CORPORATION

Proposal No. 4—Approval of the 2021 Omnibus Plan

Share Reservation

In its determination to recommend that the Board approve the 2021 Plan, the Compensation Committee (the “Committee”) reviewed a summary of the 2021 Plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the cost of the 2021 Plan. The following table summarizes the number of shares (in millions) that were authorized for issuance related to outstanding awards under the Prior Plans and available for future awards under the 2020 Plan as of December 31, 2020 (in millions).

Plan	Shares Subject to Outstanding SSARs/PSSARs		Shares Subject to Outstanding Full-Value Awards	Shares Remaining Available for Future Grants	Total
2006 Plan	0.1	(1)	0.4	—	0.5
2016 Plan	2.2		1.0	—	3.2
2020 Plan	—		0.5	0.7	1.2
Total	2.3		1.9	0.7	4.9
(1)

The weighted average exercise price of the SSARs and performance-based SSARs (“PSSARs”) is $28.90 and the weighted average remaining term is 2.4 years. The Company does not have any stock options (“Options”), other SSARs or PSSARs (which are types of stock appreciation rights (“SARs”)) outstanding.

Our Board recognizes the impact of dilution on our shareholders and has evaluated this impact carefully in the context of the need to attract, retain, motivate and ensure that our leadership team and key employees are focused on our strategic priorities and their interests are aligned with those of our shareholders. We had approximately 62.9 million shares outstanding as of December 31, 2020.

The aggregate total of 4.9 million shares represents a fully-diluted overhang of approximately 7.2% of our shares of Stock outstanding as of December 31, 2020. If the 2021 Plan is approved, the 2.85 million newly authorized shares requested would increase the overhang to approximately 8.0%. Overhang is calculated as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Share Usage

We believe we have demonstrated our commitment to sound equity compensation practices. For example, as set forth in the table below, our average three-year burn rate for 2018, 2019 and 2020 is 1.89%. Our average three-year burn rate is calculated as the number of shares granted under the 2016 Plan and 2020 Plan, as applicable, in each fiscal year, including SSARs, PSSARs, RSAs, RSUs, and performance-based RSUs (“PSUs”), divided by the weighted average common shares outstanding. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels.

	(Amounts in millions)
Year	SSARs/PSSARs Granted	Full-Value Awards Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2020	0.1	1.2	1.3	63.7	2.07%
2019	0.7	0.3	1.0	66.1	1.51%
2018	1.2	0.2	1.4	67.4	2.08%
Three-Year Average					1.89%

2021 PROXY STATEMENT	65

Proposal No. 4—Approval of the 2021 Omnibus Plan

Important Governance Features and Practices

The 2021 Plan and our equity grant practices are designed to reflect leading corporate governance practices and protect shareholder interests:

Feature/Practice	Description
No Liberal Share Recycling

Neither shares of Stock withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award either under the 2021 Plan or a Prior Plan nor any shares of Stock repurchased by the Company on the open market with the proceeds of an award under the 2021 Plan or Prior Plan paid to the Company by or on behalf of the Participant would be available again for purposes of determining the maximum number of shares of Stock available for delivery under the 2021 Plan.
Each share of Stock with respect to which a SAR is exercised would be counted as one share of Stock against the maximum number of shares of Stock available for delivery under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such SAR.

No Evergreen Provision	The Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2021 Plan.
No Automatic Grants	The Plan does not provide for automatic grants to any participant.
No Tax Gross-Ups	The Plan does not provide for any tax gross-ups.
No Discounted Options or SARs	Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.
Explicit “No Repricing” Provisions

Subject to certain adjustment provisions, the Plan expressly provides that the terms of Options or SARs may not be amended, substituted or replaced or re-granted, without shareholder approval, to (1) reduce the exercise price of outstanding Options or SARs or (2) cancel outstanding options or SARs in exchange for Options or SARs with a lower exercise price.

Minimum Vesting/ Minimum Retention

Stock-based awards are subject to a minimum vesting period of one year unless otherwise specified in the equity award agreement. The minimum vesting period is subject to an exception in connection with a participant’s death or disability.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, our stock ownership and retention guidelines require our NEOs to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier) and own shares of our Stock with a total value equal to a specified multiple of their base salary, based on level.

Individual Limits on Awards	The Plan limits the number of shares of Stock underlying performance compensation awards that may be granted to a participant in a calendar year. There are further limits on the number of shares underlying awards that may be granted to independent directors.
No discretionary authority to accelerate upon termination	The Committee does not have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment other than in connection with the participant’s death or disability.
Double-trigger vesting of awards upon a Change of Control

Awards do not accelerate upon a Change of Control (as defined below), unless the employee is terminated without Cause (as defined below) within 12 months following the Change of Control or the awards are not assumed by the acquiror.
For performance awards outstanding at the Change of Control, (i) the performance period would end on the date immediately prior to such Change of Control, (ii) the Committee would determine the actual level of achievement of performance goals based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant and (iii) the earned amount of performance awards continue to be subject to any service-based vesting conditions that remain in place.

No liberal Change of Control definition	The definition of Change of Control would require consummation, not only shareholder approval, of a merger or similar corporate transaction.
No Dividends on Unvested Awards, Stock Options or SARs	The Plan prohibits the payment of dividends or dividend equivalents on Options and SARs. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements and risk of forfeiture as the underlying award and will only be paid at the time those vesting requirements are satisfied.
Seven-year expiration	No Option or SAR is permitted to be exercisable after the seven-year anniversary of the date of grant.
Independent Administration	The Plan is administered by the Compensation Committee, which is composed entirely of directors which are “independent” within the meaning of the NYSE independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

66	WORLD FUEL SERVICES CORPORATION

Proposal No. 4—Approval of the 2021 Omnibus Plan

Summary of the 2021 Plan

Administration

The Plan is to be administered by the Compensation Committee, which is comprised exclusively of non-management independent directors, who serve at the discretion of the Board. In the absence of the Committee, the Plan is administered by the Board. The Committee would also be permitted to delegate its responsibilities and powers to any director, officer or employee it chooses, and such delegation may be revoked by the Committee at any time, provided that such persons may not take any action with respect to (i) awards held by “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or independent directors, (ii) take any action inconsistent with Section 409A of the Code, or (iii) take any action inconsistent with applicable provisions of the Florida Business Corporation Act.

Subject to the terms of the Plan, the Committee is authorized to (i) select eligible recipients, (ii) determine the terms and conditions of the awards, (iii) construe and interpret the Plan and awards, (iv) grant replacement awards in specified circumstances, (v) establish, amend and revoke rules and regulations for its administration and (vi) cancel awards. The Committee would not, however, have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment other than in connection with the participant’s death or disability. Any interpretation of the Plan by the Committee, and any decision made by the Committee under the Plan, is binding and conclusive on all persons. In no event would the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price, unless such action is approved by the Company’s shareholders. Any awards granted to an independent director of the Board is administered by the Board, and the Board would have all the powers of the Committee in such circumstances.

Eligibility

Any current or prospective employee, officer or member of the Board of the Company or any of its Subsidiaries, any individual consultant or other person who performs services for the Company or any of its Subsidiaries is eligible for selection by the Committee to receive awards and participate in the Plan. The Company currently expects that awards would be generally granted to approximately 275 employees and non-employee directors (of whom there are currently seven non-employee directors.)

Shares Available for Awards

Subject to adjustment for changes in capitalization, the maximum total number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan is equal to the sum of (a) 2.85 million shares of Stock plus (b) any shares of Stock remaining available for future awards under the 2020 Plan on the date the 2021 Plan is approved by the Company’s shareholders; plus (c) any shares of Stock with respect to awards that were granted under the 2021 Plan or Prior Plans that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2021 Plan is approved by the Company’s shareholders. However, shares of Stock with respect to awards under the 2021 Plan or the Prior Plans that are withheld or tendered or not issued to the Participant to satisfy tax withholding obligations or to pay the exercise price of any such award would not become available for issuance pursuant to the 2021 Plan. In addition, any shares of Stock repurchased by the Company on the open market with the proceeds of an award under the 2021 Plan or Prior Plan paid to the Company by or on behalf of the Participant would also not become available for issuance under the 2021 Plan.

Upon exercise of a SAR, each share of Stock with respect to which such SAR is exercised is counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to awards granted under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such SAR. If and to the extent that shares of Stock are not delivered because an award is settled in cash, those shares would not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or subsidiary, or with which the Company or any subsidiary combines, would not reduce the limit on shares of Stock available for delivery under the Plan.

Types of Awards

Under the Plan, the Committee is authorized to grant stock options, SARs, SSARs, stock unit awards, performance compensation awards, RSAs, RSU awards, other stock-based awards and cash incentive awards.

2021 PROXY STATEMENT	67

Proposal No. 4—Approval of the 2021 Omnibus Plan

Stock Options and SARs

The Committee is authorized to grant incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, non-qualified stock options and SARs, which entitle the participant to receive the amount by which the fair market value of a share of Stock on the date of exercise exceeds the exercise price of the SAR. The exercise price per share subject to an option and the exercise price of a SAR is determined by the Committee, but may not be less than the fair market value of a share of Stock on the date of grant. For purposes of the Plan, the fair market value of a share of Stock as of any given date is the closing sales price per share of Stock as reported on the principal securities exchange or market on which Stock is then listed or admitted to trading on the date that the award is granted or, if the grant date is not a trading day, the fair market value is the closing sales price per share of Stock on the most recent trading prior to the date the award was granted. The maximum term of each option or SAR, the times at which and the manner in which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, provided, however, that in no event may an option or SAR remain exercisable after the seven-year anniversary of the date of grant.

Stock-Based Awards and Cash Incentive Awards

Stock-based awards (other than Options and SARs) would consist of: (1) stock unit awards, which are vested awards that entitle the participant to receive shares of Stock in the future; (2) RSAs, which are shares of Stock that are subject to forfeiture or other restrictions that would lapse upon the achievement of one or more goals relating to completion of service, performance or other objectives; (3) RSU awards, which entitle the participant to receive shares of Stock in the future subject to the achievement of one or more goals, relating to completion of certain service, performance or other objectives; and (5) other stock-based awards, which are awards (other than Options, SARs, stock unit awards, RSAs or RSU awards), that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock. Cash incentive awards would entitle the participant to receive a designated dollar value amount of cash and is subject to the achievement of one or more goals relating to completion of service, performance or other objectives.

Performance Compensation Awards

The Committee is authorized to designate any award granted under the 2021 Plan as a performance compensation award that is contingent on the achievement of performance measures during a performance period as determined by the Committee upon the grant of the performance compensation award. Performance compensation awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee.

The Committee may establish the performance measures for awards under the Plan which may be based on the achievement of one or more of the following business criteria for the Company, on a consolidated basis, or for any Subsidiary, or for business or geographical units of the Company or any Subsidiary (except with respect to the shareholder return measures and earnings per share criteria),: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; (9) pretax earnings; (10) earnings before interest and taxes; (11) earnings before interest, taxes, depreciation and amortization; (12) earnings after interest expense and before non-recurring or special items; (13) operating income; (14) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (15) working capital; (16) costs or expenses (including specified types or categories thereof); (17) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (18) shareholder return measures; share price; (19) debt reduction or borrowing levels; (20) improvements in capital structure; (21) sales or product volume; days sales outstanding; (22) market share (in the aggregate or by segment); (23) ratios (including operating, leverage, combined); (24) book, economic book or intrinsic book value (including book value per share); (25) entry into new markets, either geographically or by business unit; (26) customer retention and satisfaction; (27) safety and accident rates; (28) strategic plan development and implementation, including turnaround plans; (29) funds from operations, (30) any other financial or operational metric selected by the Committee; or (31) any other criteria as the Committee determines in its discretion.

Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or any of its affiliates, Subsidiaries, divisions, segments or operating units or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

68	WORLD FUEL SERVICES CORPORATION

Proposal No. 4—Approval of the 2021 Omnibus Plan

Other Terms of Awards

Awards issued under the Plan may also include the following terms:

●	Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Committee is permitted to determine.
●	The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. A participant would, however, only be eligible to receive dividends or dividend equivalents in respect of any award that vests or is payable upon achievement of performance measures to the extent that the relevant performance measures are achieved and all or some of the award has been earned for the applicable period. In addition, no dividends or dividend equivalents will be paid on Options or SARs.
●	The Committee is permitted to condition the delivery of any shares of Stock or benefits under the Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the Plan.
●	Except as otherwise provided by the Committee, awards under the Plan would not be transferable except as designated by the participant by will or by the laws of descent and distribution.

Change of Control

In the event of a Change of Control, unless otherwise provided in the applicable award or an individual employment agreement, all awards that are outstanding and unvested as of immediately prior to a Change of Control would remain outstanding and unvested, provided that for any outstanding performance compensation awards, (i) the performance periods that would be in effect on the date the Change of Control occurs would instead end on the date immediately prior to such Change of Control, (ii) the Committee would determine the actual level of achievement of the performance goals with respect to each such performance period as of the most recent practicable date prior to such Change of Control based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant and (iii) to the extent earned, such performance awards will continue to be subject to any service-based vesting conditions that remain in place. If, however, (A) within two years following a Change of Control, the participant’s employment with the Company and its affiliates is terminated without Cause or (B) in connection with the Change of Control, no provision is made for assumption, continuation or substitution of awards in a manner that preserves the material terms and conditions of the awards, then any awards that are unexercisable, unvested or subject to restrictions would automatically become exercisable and vested and all restrictions would lapse as of the date of such termination or immediately prior to the Change of Control, as applicable.

The term “Change of Control” is defined in the Plan to mean any one of the following events:

●	any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph a), any acquisition directly from the Company will not constitute a Change of Control; or
●	any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or
●	the individuals who, as of the date on which our shareholders approve the Plan (the “Effective Date”), constitute the Board (as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is pursuant to an actual or threatened election contest), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
●	there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

2021 PROXY STATEMENT	69

Proposal No. 4—Approval of the 2021 Omnibus Plan

Unless defined otherwise in the award or individual employment agreement, the term “Cause” is defined in the Plan to mean:

a)	the material failure by the participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);
b)	any material violation or breach by the participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;
c)	any material violation or breach by the participant of any non-competition, non-solicitation, non-disclosure or other similar agreement with the Company or any Subsidiary (or successor company);
d)	any material violation or material breach by the participant of the Company’s Code of Conduct or any other Company (or successor company) policy;
e)	any act by the participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or
f)	the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the participant’s employment or service was terminated for Cause is final and binding for all purposes.

Share Limits

Subject to adjustment for changes in capitalization, the maximum number of shares of Stock that may be issued as a result of the exercise of ISOs is 2,500,000. Furthermore, with respect to awards that are performance compensation awards, the maximum number of shares of Stock that is available to be granted to any one individual in any fiscal year in respect of stock-settled awards, is no more than 600,000, multiplied by the number of fiscal years (and fractions thereof) over which the performance criteria are measured. In the case of such awards that are cash-settled based upon the fair market value of a share of Stock, the maximum amount of cash that may be paid to any one individual in any fiscal year is equal to 600,000 shares of Stock multiplied by the fair market value as of the relevant vesting, payment or settlement date, multiplied by the number of fiscal years (and fractions thereof) over which the performance criteria are measured. In the case of all other performance compensation awards, the maximum amount of cash and other property (valued at its fair market value) other than shares of Stock that may be paid or delivered pursuant to such awards granted to any one individual in any fiscal year is equal to $10,000,000 multiplied by the number of complete fiscal years (and fractions thereof) over which the performance criteria are measured.

Subject to adjustment for changes in capitalization, with respect to awards granted to independent directors, in the case of such stock-settled awards, the maximum number of shares of Stock that is available to be granted to any one independent director in any fiscal year is 60,000. In the case of such awards that are cash-settled based on the fair market value of a share of Stock, the maximum amount of cash that may be paid to any one independent director in any fiscal year is equal to 60,000 shares of Stock multiplied by the per share fair market value as of the relevant vesting, payment or settlement date. In the case of all other awards granted to independent directors, the maximum amount of cash and other property (valued at its fair market value) other than shares of Stock that may be paid or delivered pursuant to such awards to any one independent director in any fiscal year is $500,000.

Minimum Vesting

Unless otherwise specified in the equity award agreement, all equity-based awards granted under the 2021 Plan would be subject to a minimum vesting period of one (1) year from the date of grant (excluding, for this purpose, any substitute awards and shares of Stock issued pursuant to a participant’s election to receive shares of Stock in lieu of cash compensation). The minimum vesting period does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award upon the death or disability of a participant. In addition, the minimum vesting period would be deemed satisfied with respect to any award granted to an independent director if such award vests on the earlier of the one-year anniversary of the date of grant and the next annual shareholder meeting.

Adjustments

In the event of any equity restructuring of the Company, such as a stock dividend, stock split, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee would adjust each award to prevent dilution or enlargement of the rights of the holders with respect to outstanding awards. In addition, in the event of any merger, consolidation, combination, exchange of shares or any similar corporate transaction (including any Change of Control), the Committee is permitted to make other adjustments in order to preserve the benefits and

70	WORLD FUEL SERVICES CORPORATION

Proposal No. 4—Approval of the 2021 Omnibus Plan

potential benefits of outstanding awards. Such actions may include, but are not limited to, adjustments to the aggregate number of shares available for issuance under the 2021 Plan, the annual per participant limits, the number and kind of shares subject to outstanding award, and the exercise price of any outstanding Options or SARs, as well as any other appropriate adjustments it deems necessary.

Amendment and Termination

The Board is permitted, at any time, to amend or terminate the Plan, and the Board or the Committee is permitted, at any time, to amend any award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent by the affected participant (or the participant’s beneficiary if the participant is no longer living), materially and adversely affect the rights of any participant or beneficiary granted under the Plan prior to the date that the amendment is adopted by the Board, unless such amendment is made to comply with applicable law, or with tax, security exchange or accounting rules. The Board is permitted to so amend the Plan without further shareholder approval, except to the extent shareholder approval is required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval would not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards.

The Plan would remain in effect as long as any award under it is outstanding. However, no awards are permitted to be granted under the Plan after the tenth anniversary of the date the Plan was approved by our shareholders.

Federal Income Tax Consequences of Awards

The Plan would not be qualified under the provisions of section 401(a) of the Code and would not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

A non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising a non-qualified stock option will, at that time, realize taxable income (subject to withholding and employment taxes) in the amount equal to the excess, if any, of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the IRC, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable income realized by the participant. The participant’s tax basis in shares received upon exercise is equal to the sum of the option exercise price plus the taxable income recognized by him or her upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain (or loss) to the participant, depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have taxable income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such taxable income, and the holding period in such shares will begin on the date of exercise.

Incentive Stock Options

An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant, if applicable. If the participant holds the stock received as a result of an exercise of an incentive stock option until the later of two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the participant will realize taxable income for the year of the disposition in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction, in the year of such a disposition, in an amount equal to the taxable income realized by the participant. The participant’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

2021 PROXY STATEMENT	71

Proposal No. 4—Approval of the 2021 Omnibus Plan

Stock Awards

Generally, if a participant receives a stock award under the Plan, the participant would recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount the participant paid in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the participant generally would not recognize income until the stock becomes vested, at which time the participant would recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount the participant paid in exchange for the stock. The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant’s receipt of the stock award, to recognize ordinary compensation income, as of the date the participant received the stock award, equal to the excess, if any, of the fair market value of the stock on the date the other stock award is granted over any amount the participant paid in exchange for the stock. If the participant is an employee of the Company, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee in the year of exercise or settlement. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Cash Incentive Awards

Cash incentive awards entitle the participant to receive a cash award and, upon payment of the cash award, the participant recognizes ordinary income equal to the cash award. Generally, the Company would be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the participant.

Section 162(m) Limitations

Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly compensated executive officers for any year beginning with fiscal year 2017) in each fiscal year to $1 million. Thus, certain compensation, including compensation attributable to awards granted under the 2021 Plan, paid by the Company to any NEO (and to any person who was a named executive officer for any year beginning with fiscal year 2017) may be nondeductible to the Company due to the application of Section 162(m) of the Code.

Section 409A

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award is subject to certain additional requirements discussed in the Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the Plan applicable to that award, is construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant’s consent, may amend any award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. In the event of a Change of Control, any outstanding awards that constitute deferred compensation is paid in accordance with Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents is liable to any participant or other person for actions, decisions or determinations made in good faith.

72	WORLD FUEL SERVICES CORPORATION

Proposal No. 4—Approval of the 2021 Omnibus Plan

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant’s personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country’s income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the Plan and of potential changes in applicable tax laws.

New Plan Benefits Table

A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our NEOs during the fiscal year ended December 31, 2020. Equity grants to our non-employee directors are described under “Director Compensation”.

Equity Compensation Plan Information

As of December 31, 2020, we had equity awards outstanding under each of our 2006 Plan, our 2016 Plan and our 2020 Plan. Only our 2020 Plan is authorized for future issuance of equity awards. The table does not reflect any amounts under the 2021 Plan to be approved at the Annual Meeting.

	Equity Compensation Plan Information as of December 31, 2020
	(in millions, except exercise price)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, SSARs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, SSARs, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2.0	$27.34	0.7
Equity compensation plans not approved by security holders	—	—	—
Total	2.0	$27.34	0.7
(1)	Included in the number of securities in column (a) is (i) 1.8 million shares of Stock to be issued upon vesting of RSUs, which have no exercise price, and (ii) 0.2 million shares of Stock to be issued in settlement of in-the-money SSARs. The number of shares of Stock issuable upon settlement of outstanding SSARs is calculated using the closing price of our Stock on December 31, 2020 of $31.16. As of December 31, 2020, there were 2.3 million SSARs outstanding.
(2)	Reflects the weighted average exercise price for outstanding SSARs.

2021 PROXY STATEMENT	73

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 24, 2021 (the “Reporting Date”), by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2020; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent(2)
Holding more than 5%
BlackRock, Inc.(3)	7,111,633	11.3%
The Vanguard Group, Inc.(4)	5,863,869	9.3%
Dimensional Fund Advisors LP(5)	4,941,373	7.8%
Named executive officers and directors:
Michael J. Kasbar(6)	820,426	1.3%
Ira M. Birns(7)	99,001	*
Jeffrey P. Smith(8)	54,413	*
Michael J. Crosby(9)	57,443	*
John P. Rau(10)	68,872	*
Ken Bakshi(11)	60,422	*
Jorge L. Benitez(12)	26,525	*
Sharda Cherwoo(13)	8,316	*
Richard A. Kassar(14)	60,423	*
John L. Manley(15)	41,964	*
Stephen K. Roddenberry(16)	98,515	*
Paul H. Stebbins(17)	197,699	*
All executive officers and directors as a group (13 persons)(18)	1,642,747	2.6%
*	Less than one percent.
(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.
(2)	The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $34.17 for our common stock on the Reporting Date and the SSAR exercise price and (b) dividing such number by $34.17. The percentages shown are based on 63,206,724 shares of common stock issued and outstanding on the Reporting Date.
(3)	Based on a Schedule 13G/A, as filed with the SEC on January 27, 2021. BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 7,111,633 shares of our outstanding common stock, of which they hold sole voting power with respect to 6,999,916 shares and sole investment power with respect to all of the beneficially owned shares.
(4)	Based on a Schedule 13G/A, as filed with the SEC on February 10, 2021. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act and certain of its wholly-owned subsidiaries are the beneficial owners of 5,863,869 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to none of the shares, shared voting power with respect to 69,784 shares, sole investment power with respect to 5,742,467 shares and shared investing power with respect to 121,402 shares beneficially owned.

74	WORLD FUEL SERVICES CORPORATION

Security Ownership of Certain Beneficial Owners and Management

(5)	Based on a Schedule 13G/A, as filed with the SEC on February 16, 2021. The Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act serves as an investment manager or sub-adviser to investment companies, trusts and accounts, collectively referred to as the “Funds”. In such role, Dimensional Fund Advisors LP or its subsidiaries may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional Fund Advisors LP has sole voting power with respect to 4,833,477 shares and sole investment power with respect to all of the beneficially owned shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.
(6)	This amount includes 1,340 of the reported shares of common stock that are indirectly held by Mr. Kasbar’s spouse. This amount includes 63,837 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount excludes 84,868 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 403,784 shares that were pledged as collateral for a personal loan.
(7)	This amount includes 9,077 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount excludes 38,499 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(8)	This amount includes 9,077 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount excludes 69,643 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Smith has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(9)	This amount includes 5,446 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount also includes 6,862 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 29,675 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Crosby has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(10)	This amount includes 5,446 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount also includes 6,862 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 29,675 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(11)	This amount includes 36,949 shares of common stock issuable pursuant to the settlement of RSUs and deferred stock units that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 6,936 shares will be delivered to Mr. Bakshi in May 2021 and 30,013 shares will be delivered upon his departure from the Board.
(12)	This amount includes 6,936 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Benitez in May 2021.
(13)	This amount includes 6,726 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Cherwoo in May 2021.
(14)	This amount includes 23,405 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 6,726 shares will be delivered to Mr. Kassar in May 2021 and 16,679 shares will be delivered upon his departure from the Board.
(15)	This amount includes 8,685 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 6,936 shares will be delivered to Mr. Manley in May 2021 and 1,749 shares will be delivered upon his departure from the Board.
(16)	This amount includes 23,615 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 6,936 shares will be delivered to Mr. Roddenberry in May 2021 and 16,679 shares will be delivered upon his departure from the Board.
(17)	This amount includes 6,306 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Stebbins in May 2021. 167,701 of the shares of common stock beneficially owned by Mr. Stebbins are held by an irrevocable trust, for which Mr. Stebbins serves as trustee.
(18)	This amount includes an aggregate of 225,221 shares issuable pursuant to RSUs, SSARs and deferred stock units that vested, will vest, or are exercisable within 60 days of the Reporting Date.

2021 PROXY STATEMENT	75

Questions and Answers About Our Annual Meeting

What is the date, time and place of the Annual Meeting?
Due to the COVID-19 pandemic, our Annual Meeting will be held in a virtual format only, on Friday, May 21, 2021, at 8:00 a.m. Eastern Time. As a shareholder, you can attend, vote, and submit questions at our Annual Meeting by accessing www.virtualshareholdermeeting.com/INT2021 using the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

What am I being asked to vote on and what is the Board recommendation?
At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect eight directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve on a non-binding, advisory basis, the compensation of our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2021 fiscal year.	FOR
4.	To approve the World Fuel Services Corporation 2021 Omnibus Plan.	FOR

You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on March 24, 2021, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 63,206,724 shares of our common stock were issued and outstanding.

What is the difference between a shareholder of record and a beneficial owner?
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.”

If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What are the voting rights of our shareholders?
Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on March 24, 2021, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What constitutes a quorum?
A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting by virtual attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are “broker non-votes” and how are they treated?
A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or “NYSE”, allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.

76	WORLD FUEL SERVICES CORPORATION

Questions and Answers About Our Annual Meeting

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Non-Binding, Advisory Vote on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes
Approval of the 2021 Plan	No

If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How are abstentions treated?
Abstentions will not be counted as votes cast in the final tally of votes with regard to Proposals 1, 2 and 3. Therefore, abstentions will have no effect on the outcome of these proposals. Proposal 4 (Approval of the 2021 Plan) is subject to NYSE shareholder approval rules which provide that abstentions are counted as votes cast. Therefore, abstentions will have the effect of a vote “AGAINST” Proposal 4. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will my shares be voted if I do not provide my proxy?
If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What are “broker non-votes” and how are they treated?”) even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.

How do I vote?
To Vote by Internet, Telephone or Mail:

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

●	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
●	To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
●	If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

1)	By Internet: by visiting www.proxyvote.com
2)	By phone: by using the phone number listed on the Notice

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on Thursday, May 20, 2021.

To Vote at the Annual Meeting:

If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.

If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.

If I plan to virtually attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to virtually attend the Annual Meeting. If you vote in advance and also virtually attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

2021 PROXY STATEMENT	77

Questions and Answers About Our Annual Meeting

What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The eight nominees for election as directors will be elected by a “plurality” of the votes cast at the Annual Meeting. This means that the eight nominees who receive the highest number of “FOR” votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. “Withhold” votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 24 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent auditor for the 2021 fiscal year.
Approval of the 2021 Plan	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the 2021 Plan.

How will my proxy holder vote?
The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Director and Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Non-Binding, Advisory Vote on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR
Approval of the 2021 Plan	FOR

What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.

Can I change my vote after I have voted?
Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting during the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the virtual meeting will not itself constitute revocation of a proxy.

How do I attend the Annual Meeting?
In consideration of the public health concerns relating to COVID-19, the Annual Meeting will be held virtually and you will not be able to attend the Annual Meeting in person. To attend the Annual Meeting virtually, please log in to www.virtualshareholdermeeting.com/INT2021 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials and follow the instruction prompts on the virtual meeting site.

Where can I find voting results of the Annual Meeting?
We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?
If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

78	WORLD FUEL SERVICES CORPORATION

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2020 were made on a timely basis, with the exception of a late Form 4 filing disclosing one transaction for each of Messrs. Rau and Smith due to administrative error.

Shareholder Proposals for the 2022 Annual Meeting

Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2022 annual meeting of shareholders, or the “2022 Annual Meeting,” is December 9, 2021. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Shareholder proposals not included in our proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 21, 2022) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2022 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 21, 2022 and no later than the close of business on February 21, 2022. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. If we hold the 2022 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Our By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

2021 PROXY STATEMENT	79

Other Matters

Expenses Relating to this Proxy Solicitation

We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board

Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) calling the WFS Anonymous Compliance Hotline at 1-888-549-0965 (US toll-free) or at any of the other country-specific toll-free numbers found at www.wfscompliance.com; or (iii) submitting a report or request online using the intake portal found at www.wfscompliance.com. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee, Sustainability & Corporate Responsibility Committee and Technology & Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2020 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. You should direct a request for a copy of this report to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. We will forward you a copy of any exhibit to the 2020 annual report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

80	WORLD FUEL SERVICES CORPORATION

Other Matters

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

2021 PROXY STATEMENT	81

WORLD FUEL SERVICES CORPORATION
2021 OMNIBUS PLAN

SECTION I
GENERAL

1.1 Purpose. The World Fuel Services Corporation 2021 Omnibus Plan (as may be amended from time to time, the “Plan”) has been established by World Fuel Services Corporation (the “Company”), a Florida corporation, to: (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section IX of the Plan).

SECTION II
OPTIONS AND SARS

2.1 Definitions.

(a) An “Option” is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. Only Employees of the Company or any Subsidiary shall be eligible to be awarded Incentive Stock Options under the Plan. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b) A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the Exercise Price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

2.3 Exercise. Each Option and SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the seven-year anniversary of the date of grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

(a) Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

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Annex A

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to Section 4.7.

SECTION III
OTHER AWARDS

3.1 Definitions.

(a) A “Cash Incentive Award” is a grant of a right to receive a designated dollar value amount in cash that is not calculated by reference to the Fair Market Value of a share of Stock and is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(b) An “Other Stock-Based Award” is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

(c) A “Performance Compensation Award” is the grant of any Award designated by the Committee as a Performance Compensation Award pursuant to Section 3.3 that is contingent on the achievement of Performance Goals or other performance objectives as determined by the Committee, during a Performance Period.

(d) A “Restricted Stock Award” is a grant of shares of Stock with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(e) A “Restricted Stock Unit Award” is the grant of a right to receive shares of Stock, cash, other securities or other Awards (as determined in accordance with Section 4.7) in the future, with such right to future delivery of such shares of Stock, cash, other securities or other Awards subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(f) A “Stock Unit Award” is the grant of a right to receive shares of Stock in the future, which right is not subject to future vesting conditions.

3.2 Restrictions on Awards. Each Stock Unit Award, Performance Compensation Award, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award and Cash Incentive Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

3.3 Performance Compensation Awards.

(a) Subject to the provisions of Section 4.2(e)(ii) (relating to the limitations on the maximum amount of specified Awards), the Committee may designate any Award as a Performance Compensation Award, the grant or vesting of which is conditioned on the achievement of one or more “Performance Goals.” The Committee may establish one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the shareholder return measures and earnings per share criteria), as the Performance Goals for such Performance Compensation Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; (9) pretax earnings; (10) earnings before interest and taxes; (11) earnings before interest, taxes, depreciation and amortization; (12) earnings after interest expense and before non-recurring or special items; (13) operating income; (14) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (15) working capital; (16) costs or expenses (including specified types or categories thereof); (17) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (18) shareholder return measures; share price; (19) debt reduction or borrowing levels; (20) improvements in capital structure; (21) sales or product volume; days sales outstanding; (22) market share (in the aggregate or by segment); (23) ratios (including operating, leverage, combined); (24) book, economic book or intrinsic book value (including book value per share); (25) entry into new markets, either geographically or by business unit; (26) customer retention and satisfaction; (27) safety and accident rates; (28) strategic plan development and implementation, including turnaround plans; (29) funds from operations; (30) any other financial or operational metric selected by the Committee; or (31) any other criteria as the Committee shall determine in its discretion.

2021 PROXY STATEMENT	83

Annex A

(b) Any of the above Performance Goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, and other unusual or non-recurring charges or extraordinary items, (ii) an event either not directly related to the operations of the Company or any of its Affiliates, Subsidiaries, divisions, segments or operating units (to the extent applicable to such Performance Goal) or not within the reasonable control of the Company’s management, including any macroeconomic or market-driven events or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) No Participant shall receive any payment under the Plan that is subject to this Section 3.3 unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Goals and any other material terms previously established by the Committee, have been satisfied.

SECTION IV
OPERATION AND ADMINISTRATION

4.1 Effective Date; Term of Plan. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 2,850,000 plus (ii) any shares of Stock remaining available for future awards under a Prior Plan on the Effective Date; plus (iii) any shares of Stock with respect to Awards and Prior Plan Awards that are forfeited, canceled, expire unexercised, or are settled in cash following the Effective Date. Upon shareholder approval of the Plan, no further awards will be made under any Prior Plans.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Notwithstanding any provision of the Plan to the contrary, none of the following shares of Stock shall be available again for delivery under the Plan: (i) any shares of Stock with respect to Awards or Prior Plan Awards that are withheld or tendered (by actual delivery or by attestation) to the Company or not issued to the Participant, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of such Award or Prior Plan Award, or (ii) any shares of Stock repurchased by the Company on the open market with the proceeds of an Award or Prior Plan Award paid to the Company by or on behalf of the Participant.

(d) For the avoidance of doubt, the full number of shares of Stock with respect to an Award or Prior Plan Award originally granted (rather than the net number of shares of Stock actually delivered) shall count against the maximum number of shares of Stock available for delivery pursuant to Awards granted under the Plan. Upon exercise of a stock-settled SAR, each such stock-settled SAR originally granted shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.2(b), regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled SAR.

(e) Subject to Section 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued as a result of the exercise of Options intended to be Incentive Stock Options shall be 2,500,000.

(ii) With respect to Awards that are designated as Performance Compensation Awards:

(A) in the case of such Awards that are settled in shares of Stock, no more than 600,000 shares of Stock may be subject to such Awards granted to any one Participant with respect to any one fiscal-year Performance Period (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year);

(B) in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Participant with respect to any one fiscal-year Performance Period shall be equal to 600,000 shares of Stock multiplied by the per share Fair Market Value

84	WORLD FUEL SERVICES CORPORATION

Annex A

as of the relevant vesting, payment or settlement date (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year); and

(C) in the case of all such Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards granted to any one Participant in any one fiscal-year Performance Period shall be equal to $10,000,000 (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year).

(iii) With respect to Awards granted to Independent Directors, (A) in the case of such Awards that are settled in shares of Stock, no more than 60,000 shares of Stock may be subject to such Awards granted to any one Independent Director in any fiscal year, (B) in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Independent Director in any fiscal year shall be equal to 60,000 shares of Stock multiplied by the per share Fair Market Value as of the relevant vesting, payment or settlement date, and (C) in the case of all Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards to any one Independent Director in any fiscal year shall be equal to $500,000.

(iv) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

(f) In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee shall adjust each Award, in such manner as the Committee shall determine, to prevent dilution or enlargement of the rights of the holders with respect to outstanding awards. In addition, in the event of any merger, consolidation, combination, exchange of shares or other similar corporate transaction (including any Change of Control), the Committee may make other adjustments to outstanding Awards (and to any limitations on the number or kind of Awards that may be granted under the Plan in the future) to preserve the benefits or potential benefits of the Awards. Action by the Committee pursuant to this Section 4.2(f) may include, to the extent that the Committee determines to be appropriate: (i) adjustment to the number or kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (iii) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable or appropriate, including but not limited to, (A) a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (B) cancel and terminate any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option or SAR without any payment or consideration therefor.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

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Annex A

4.4 Minimum Vesting.

(a) Unless otherwise specified in an Award Agreement, equity-based Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year from the date of grant (excluding, for this purpose, any Substitute Awards and shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation).

(b) For the avoidance of doubt, the minimum vesting period does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award upon the death or disability of a Participant in accordance with the terms of the Plan or the Award Agreement. In addition, the minimum vesting period shall be deemed satisfied with respect to any Award granted to an Independent Director if such Award vests on the earlier of the one-year anniversary of the date of grant and the next annual shareholder meeting.

4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents in Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect any Option or SAR. At the discretion of the Committee, an Award (other than an Option or SAR) may provide the Participant with the right to receive dividends or dividend equivalents with respect to the Stock subject to any such Award for dividends declared during the period that an Award is outstanding, provided, that, any such dividends or dividend equivalents shall be subject to the same vesting conditions and risk of forfeiture as the underlying Award. Subject to the foregoing, any such dividends or dividend equivalents may be credited to an account for the Participant and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such further conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents or the withholding of such amounts, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to applicable law, the terms of the Plan and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that in no case may any Award be transferred for value.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

4.10 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Clawback. Awards shall be subject to any clawback policy maintained by the Company, as it may exist or be amended from time to time, subject to the discretion of the Committee. Furthermore, if required by Company policy, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule or other applicable laws, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related Award Agreement. Nothing in the Plan shall prevent a Participant from exercising any legally protected whistleblower rights, including pursuant to Section 21F of the Exchange Act or the rules thereunder.

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4.12 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of the Company.

SECTION V
CHANGE OF CONTROL

5.1 Change of Control. Subject to the provisions of Section 4.2(f) (relating to the adjustment of shares), unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.2(f) or Section 5.3) shall remain outstanding and unvested immediately thereafter, provided, however, that if within 12 months following a Change of Control, a Participant’s employment or services, as applicable, with the Company and its Affiliates is terminated without Cause, then:

(a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested as of the date of such termination shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination; and

(b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture as of the date of such termination, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

5.2 Substitution or Assumption. Notwithstanding Section 5.1 and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change of Control, and transferability of the shares underlying such Awards) then, subject to Section 5.3:

(a) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control; and

(b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

To the extent practicable, any actions taken by the Committee under this Section 5.2 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transaction with respect to the shares of Stock subject to their Awards or Prior Plan Awards, if any.

5.3 Effect on Performance Compensation Awards. Unless otherwise provided in the applicable Award Agreement or an individual employment agreement, with respect to outstanding Performance Compensation Awards in the event of a Change of Control:

(a) any Performance Periods that would be in effect on the date the Change of Control occurs shall instead end on the date immediately prior to such Change of Control;

(b) the Committee shall determine the actual level of achievement of the Performance Goals with respect to each such Performance Period as of the most recent practicable date prior to such Change of Control based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant; and

(c) to the extent earned, such Performance Compensation Awards shall continue to be subject to any service-based vesting conditions that remain in place.

5.4 Section 409A and Change of Control. Notwithstanding anything to the contrary herein and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 5.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an

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event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

SECTION VI
COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom, to the extent required under applicable laws and rules, shall be (i) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the applicable securities exchange on which the shares are listed or quoted and (ii) a “Non-Employee Director”, within the meaning of Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission under the Exchange Act (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority (i) to select from among the Eligible Persons those persons who shall receive Awards, (ii) to determine the time or times of receipt, (iii) to determine the types of Awards and the number of shares or dollar value covered by the Awards, (iv) to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards, (v) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (vi) grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (vii) subject to the restrictions imposed by Section VII, to cancel or suspend Awards; provided, however, that, notwithstanding the provisions of this Section 6.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant’s termination of employment other than in connection with the Participant’s death or disability.

(b) The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section 6.2(b) shall result in a “material revision” of the Plan under applicable securities exchange governance rules.

(c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-laws of the Company, and applicable state corporate law.

6.3 No Repricing or Exchange. Notwithstanding the authority set forth in Section 6.2, in no event shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing, substituting for another Award, or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR, unless such action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price made in accordance with Section 4.2(f) or as a result of a substitution pursuant to Section V shall not be considered a re-pricing for purposes of this Section 6.3.

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6.4 Delegation by the Committee.

(a) Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including a subcommittee consisting of one or more members of the Board or officers or employees of the Company to grant Awards to persons who are not “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Independent Directors, subject to such restrictions and limitations as the Committee may specify and to the requirements of the Florida Business Corporation Act. The acts of any such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

(b) The Committee may also delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to administer the Plan, including to: (i) execute and distribute Award Agreements, (ii) maintain records relating to Awards, (iii) process or oversee the issuance of Stock under Awards, (iv) interpret and administer the terms of Awards, and (v) take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan. In no event shall any such administrator be authorized to (w) grant Awards under the Plan (except in connection with any delegation made by the Committee pursuant to Section 6.4(a), (x) take any action with respect to Awards held by “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Independent Directors, (y) take any action inconsistent with Section 409A of the Code, or (z) take any action inconsistent with applicable provisions of the Florida Business Corporation Act. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator.

(c) Any of the allocations or delegations described in this Section 6.4 may be revoked by the Committee at any time. In the event of any delegations described in this Section 6.4, the term “Committee”, as used herein, shall include any persons so delegated to the extent of such delegation.

6.5 Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

6.6 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.7 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

6.8 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.9 Code Section 409A.

(a) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

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(i) Payments under the Section 409A Plan may not be made earlier than (A) the Participant’s “separation from service”, (B) the date the Participant becomes “disabled”, (C) the Participant’s death, (D) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (E) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (F) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code;

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death); and

(v) In the case of any such Awards that are payable upon a Change of Control, notwithstanding any provision of the Plan to the contrary, the Company will not be deemed to have undergone a Change of Control unless the Company has undergone a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

For purposes of the foregoing, the words and phrases in quotations in this Section 6.9 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(b) Any Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award Agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

SECTION VII
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or Committee may, at any time, amend any Award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that any amendment made to comply with applicable law, tax rules, securities exchange rules or accounting rules and adjustments pursuant to Section 4.2(f) shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company’s shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII
GENERAL PROVISIONS

8.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

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8.2 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or any Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.3 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, an additional share of Stock or Award, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.4 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

8.5 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

8.6 Successors. All of the obligations of the Company under the Plan and any Award Agreement shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

8.7 Gender and Number, Titles and Headings. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

SECTION IX
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affiliate. The term “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Compensation Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Cash Incentive Awards.

(c) Award Agreement. The term “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award or Prior Plan Award.

(d) Board. The term “Board” shall have the meaning set forth in Section 1.2.

(e) Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 3.1(a).

(f) Cause. The term “Cause” (i) shall have the meaning set forth in an Award Agreement or in an individual employment agreement between the Participant and the Company, if any or (ii) if there is no definition set forth in an Award Agreement or applicable employment agreement, means:

(A) the material failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);

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(B) any material violation or material breach by the Participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;

(C) any material violation or material breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary (or successor company);

(D) any material violation or material breach by the Participant of the Company’s Code of Conduct or any other Company (or successor company) policy;

(E) any act by the Participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or

(F) the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder.

(g) Change of Control.For purposes of this Plan, a “Change of Control” means any one of the following events:

(i) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph (i), any acquisition directly from the Company shall not constitute a Change of Control; or

(ii) the consummation of any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (⅔) of the Board, or in the case of the consummation of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (⅔) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (⅔) of the board of such controlling corporation or do not have or cease to have at least two-thirds (⅔) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (⅔) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (⅔) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

The term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(i) Committee. The term “Committee” shall have the meaning set forth in Section 1.2.

(j) Company. The term “Company” shall have the meaning set forth in Section 1.1.

(k) Effective Date. The term “Effective Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

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(l) Eligible Person. The term “Eligible Person” means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary, including any prospective employee, officer, member or consultant.

(m) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(n) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.2.

(o) Fair Market Value. The term “Fair Market Value” means (i) with respect to any property other than shares of Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to a share of Stock as of any date,

(A) if the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on the day that the Award is granted on the principal exchange or market on which the Stock is then listed or admitted to trading;

(B) if sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on the day that the Award is granted as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and

(C) if the day is not a trading day, and as a result, paragraphs (A) and (B) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to the date the Award is granted. If paragraphs (A) and (B) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(p) Incentive Stock Option. The term “Incentive Stock Option” shall have the meaning set forth in Section 2.1(a).

(q) Independent Director. The term “Independent Director” shall have the meaning set forth in Section 6.1.

(r) Non-Qualified Stock Option. The term “Non-Qualified Stock Option” shall have the meaning set forth in Section 2.1(a).

(s) Option. The term “Option” shall have the meaning set forth in Section 2.1(a).

(t) Other Stock-Based Award. The term “Other Stock-Based Award” shall have the meaning set forth in Section 3.1(b).

(u) Participant(s). The term “Participant(s)” shall have the meaning set forth in Section 1.2.

(v) Performance Compensation Award. The term “Performance Compensation Award” shall have the meaning set forth in Section 3.1(c).

(w) Performance Goal(s). The term “Performance Goal(s)” means the measures set forth in Section 3.3(a).

(x) Performance Period. The term “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the granting or vesting of a Performance Compensation Award.

(y) Plan. The term “Plan” shall have the meaning set forth in Section 1.1

(z) Prior Plans. The term “Prior Plans” shall mean the World Fuel Services Corporation 2020 Omnibus Plan (the “2020 Plan”), 2016 Omnibus Plan, as amended and restated (the “2016 Plan”) and the 2006 Omnibus Plan, as amended and restated (the “2006 Plan,” together with the 2020 Plan and the 2016 Plan, the “Prior Plans”).

(aa) Prior Plan Award. The term “Prior Plan Award” shall mean any award or benefit granted under a Prior Plan, including, without limitation, the grant of any cash or equity-based awards with rights similar to an Award granted hereunder, that is outstanding as of the Effective Date.

(bb) Restricted Stock Award. The term “Restricted Stock Award” shall have the meaning set forth in Section 3.1(d).

(cc) Restricted Stock Unit Award. The term “Restricted Stock Unit Award” shall have the meaning set forth in Section 3.1(e).

(dd) SAR. The term “SAR” shall have the meaning set forth in Section 2.1(b).

2021 PROXY STATEMENT	93

Annex A

(ee) Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 2.1(b).

(ff) Stock Unit Award. The term “Stock Unit Award” shall have the meaning set forth in Section 3.1(f).

(gg) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

(hh) Substitute Awards. The term “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ii) Stock. The term “Stock” means shares of common stock, par value $.01 per share, of the Company.

94	WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street,
Miami, Florida 33178

www.wfscorp.com

WORLD FUEL SERVICES CORPORATION
9800 NORTHWEST 41ST STREET
MIAMI, FL 33178
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/INT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D45689-P53042	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WORLD FUEL SERVICES CORPORATION	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR all lsted nominees in Proposal 1.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees:

	01)	Michael J. Kasbar	05)	Richard A. Kassar
	02)	Ken Bakshi	06)	John L. Manley
	03)	Jorge L. Benitez	07)	Stephen K. Roddenberry
	04)	Sharda Cherwoo	08)	Paul H. Stebbins

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Approval of the non-binding, advisory vote on executive compensation.	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for the 2021 fiscal year.	☐	☐	☐

4.	Approval of the World Fuel Services Corporation 2021 Omnibus Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D45690-P53042

World Fuel Services Corporation
9800 Northwest 41st Street
Miami, Florida 33178

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 21, 2021 at 8:00 AM Eastern Time to be held virtually at www.virtualshareholdermeeting.com/INT2021.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the Nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Paul H. Stebbins with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Continued and to be signed on reverse side